SCHEDULE 14C

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                        of the Securities Exchange Act of
                            1934 (Amendment No. ____)

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                             Omega Development, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [ ]  No fee required.
         [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1) Title of each class of securities to which transaction applies:

                          Common Stock, par value $.001
--------------------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:
                        12,410,666 shares of common stock
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               $0.0003 (One Third of Par Value pursuant to Section
        240.0-11(c) and (a)(4). Company has accumulated capital deficit.)
--------------------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:
                                     $3,723
--------------------------------------------------------------------------------

         5)   Total fee paid:
                                       $75
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

---------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

---------------------------------------------------

         3)   Filing Party:

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         4)   Date Filed:

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

                             OMEGA DEVELOPMENT, INC.

                              INFORMATION STATEMENT
               SHAREHOLDER MAJORITY ACTION AS OF APRIL _____, 2000


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS (THE "ACTION") OF OMEGA DEVELOPMENT, INC. (THE "COMPANY") WILL BE TAKEN ON APRIL _____, 2000.

         1) To approve certain proposed amendments to the Articles of Incorporation of the Company, including:

                  a) to amend the Articles of Incorporation to effect a one for three reverse stock split of the shares of Common Stock without changing the $0.001 par value of the Common Stock; and

                  b) to amend the Articles of Incorporation to change the name of the Company from OMEGA DEVELOPMENT, INC. to BBJ ENVIRONMENTAL TECHNOLOGIES, INC.; and

          2) To elect five persons to the Company's Board of Directors to serve until the next annual general meeting of shareholders and until their respective successors are elected and qualify.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 21, 2000 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

                                             BY ORDER OF THE BOARD OF DIRECTORS,



                                             /S/  HERBERT MAXWELL
                                             --------------------------------
                                             HERBERT MAXWELL, SECRETARY


_______________, 2000

                             OMEGA DEVELOPMENT, INC.
                             8726 S. FLORENCE AVENUE
                              TULSA, OKLAHOMA 74137

                     INFORMATION STATEMENT FOR SHAREHOLDERS

         The Board of Directors of Omega Development, Inc., a Nevada corporation (the "Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a Majority Action of Shareholders of the Company to be taken on April ____, 2000, related to approving certain amendments to the Articles of Incorporation of the Company and electing five persons to the Company's Board of Directors.

         This Information Statement is first being mailed to shareholders on or about ____________, 2000. This Information Statement is accompanied by the Company's Annual Report for the fiscal year ended December 31, 1999. The Annual Report includes the Company's most recent Annual Report on Form 10-KSB which has been previously filed with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
QUESTIONS AND ANSWERS........................................................................................1

GENERAL INFORMATION..........................................................................................2

         OUTSTANDING SHARES AND VOTING RIGHTS................................................................2
         APPROVAL OF REVERSE SPLIT...........................................................................3
         APPROVAL OF THE NAME CHANGE.........................................................................3
         ELECTION OF NEW DIRECTORS...........................................................................3
         RECORD DATE.........................................................................................4
         EXPENSES OF INFORMATION STATEMENT...................................................................4
         INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.............................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS..............................................................4

AMENDMENTS TO ARTICLES OF INCORPORATION......................................................................6

         THE AMENDMENTS......................................................................................6
         SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE
         REORGANIZATION AGREEMENT............................................................................7
         BACKGROUND OF THE REORGANIZATION....................................................................8
         REASONS FOR APPROVAL BY MAJORITY OF SHAREHOLDERS
         AND BOARD OF DIRECTORS..............................................................................8
         ACCOUNTING TREATMENT OF THE REORGANIZATION..........................................................8
         SUMMARY OF THE REORGANIZATION AGREEMENT.............................................................9
         MATERIAL TERMS OF THE COMMON STOCK.................................................................11
         PREFERRED STOCK....................................................................................12
         REGISTRATION RIGHTS................................................................................12
         SUMMARY OF PRIVATE PLACEMENT.......................................................................13
         SUMMARY OF PRO FORMA FINANCIAL STATEMENTS..........................................................14
         CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................................................15

INFORMATION CONCERNING BBJ..................................................................................16

         HISTORY OF BBJ.....................................................................................16
         DESCRIPTION OF PRODUCTS............................................................................16
         MANUFACTURING......................................................................................17
         PURCHASING.........................................................................................17
         SALES AND MARKETING................................................................................17
         TARGET MARKETS.....................................................................................17


         COMPETITION........................................................................................18
         GOVERNMENT REGULATION..............................................................................19
         RESEARCH AND DEVELOPMENT...........................................................................19
         PROPRIETARY RIGHTS.................................................................................19
         EMPLOYEES..........................................................................................19
         FACILITIES.........................................................................................19
         SELECTED FINANCIAL DATA............................................................................20
         MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS................................................................20
         FORWARD-LOOKING STATEMENTS.........................................................................21

ELECTION OF DIRECTORS.......................................................................................21

         INFORMATION CONCERNING NOMINEES....................................................................22
         EXECUTIVE COMPENSATION.............................................................................23

INDEPENDENT ACCOUNTANTS.....................................................................................26

EXHIBITS

A        Amendment to Articles of Incorporation of Omega Development, Inc.

B        Agreement and Plan of Reorganization

C        Pro Forma Financial Statements

D        Audited Financial Statements of BBJ Environmental Solutions, Inc.
         for the years ended December 31, 1998, and December 31, 1999


                              QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to approve:


         o a one-for-three reverse stock split of the Company's outstanding Common Stock,

         o change in the name of the Company to "BBJ Environmental Technologies, Inc.," and

         o election of five persons, who are nominees of BBJ Environmental Solutions, Inc. ("BBJ"), to the Board of Directors of the Company.

Q: Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of January 31, 2000, between the Company, BBJ and certain of the shareholders of BBJ.

Q:       What are the basic terms of the transaction with BBJ?

A: The shareholders of BBJ will acquire control of the Company (approximately 83% of the outstanding Common Stock) in exchange for all of the stock of BBJ. After the transaction is completed, BBJ will be a subsidiary of the Company and the Company will be controlled by the former shareholders of BBJ. You will retain all of your present stockholdings in the Company.

Q:       Are there any conditions to the transaction with BBJ?

A:       Yes.  There are several conditions, including the following:

         o the Company must file all reports that it is required to file with the Securities and Exchange Commission,

         o approval of a one-for-three reverse stock split of the Company's outstanding Common Stock, and

         o sale by certain insiders of the Company of a total of 3,465,000 shares of Common Stock back to the Company at a price of $.0001 per share.

Q:       What business is conducted by BBJ?

A: Established in 1993, BBJ develops, manufactures, and markets products and devices that control contamination and air pollution in heating, ventilation and air-conditioning and refrigeration systems of homes, offices, health care facilities, food processing plants, schools and public buildings. BBJ is a development stage company with executive offices at 6802 Citicorp Boulevard, Suite 500, Tampa, Florida 33619. BBJ's main telephone number is 813-622-8550 and web site address is www.bbjenviro.com. (See "GENERAL INFORMATION.")

Q:       Are there risks involved in the transaction with BBJ?

A: Yes. After the transaction is completed, the Company's success will be totally dependent upon the success of BBJ. BBJ is a development stage company and has not been profitable since its inception in 1993. There are no assurances that BBJ's operations will be profitable after the closing of the transaction.

Q:       When do you expect to complete the transaction with BBJ?

A: Within approximately a month after the date of this Information Statement. As mentioned previously, there are several conditions to the closing of the transaction.

Q:       Who can I call with questions?

A:       Please call Paul Shapansky, President of the Company, at 954-331-7712.

                               GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

         At February 29, 2000, the Company had 15,000,000 shares of Common Stock, par value $0.001 outstanding. In connection with the BBJ transaction (the "Reorganization"), the Company and a majority of its shareholders have agreed to amend the Articles of Incorporation of the Company to effect a one_for_three reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the Reverse Split is set forth in Exhibit A to this Information Statement.

         Upon filing of the Amendment to the Articles with the Nevada Secretary of State, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically without any action on the part of the shareholders to represent one_third the number of shares of Common Stock after the Reverse Split (the "New Shares"); provided, however that no fractional New Shares will be issued as a result of the Reverse Split. All fractional shares will be rounded to the next highest whole number. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing New Shares will be issued and forwarded to the shareholders.

         The Reverse Split alone will reduce the number of outstanding shares of Common Stock to 5,000,000. After the consummation of the Reverse Split and the sale by certain shareholders of 3,465,000 post-split shares of Common Stock to the Company at a price of $.0001 per share as required by the terms of the Reorganization Agreement, a total of 1,535,000 shares of Common Stock will be outstanding.

         The number of shares of capital stock authorized by the Articles of Incorporation will not change as a result of the Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split. There is currently no public trading market for the Company's Common Stock.

APPROVAL OF THE REVERSE SPLIT

         Approval of the Reverse Split requires the affirmative consent of at least a majority of the outstanding shares of Common Stock. Shareholders holding a total of 10,211,207 shares of Common Stock, representing 68.1% of the outstanding shares of Common Stock, have already agreed to give such consent.

APPROVAL OF THE NAME CHANGE

         The proposed change of the Company's name to "BBJ Environmental Technologies, Inc." is intended to convey more clearly a sense of the Company's business after the acquisition of BBJ. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders holding a total of 10,211,207 shares of Common Stock (68.1%) have already agreed to give such consent.

ELECTION OF NEW DIRECTORS

         The election of new directors is proposed because of the proposed acquisition by the former BBJ shareholders of over 80% of the outstanding common stock of the Company. The agreement with BBJ requires that new directors approved by the former shareholders of BBJ be appointed and elected to the Board of Directors of the Company. The Bylaws of the Company give the Board of Directors the authority to determine the number of directors, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors. The Board of Directors has set the current number of directors at five. The directors must receive a plurality of the votes cast for director. The Articles of Incorporation of the Company do not allow for cumulative voting. Shareholders holding a total of 10,211,207 shares of Common Stock or

68.1% of the outstanding shares of Common Stock have agreed to vote for the following persons: Robert G. Baker, Jerry V. Schinella, Michael J. Gordon, Frank
P. Ragano, and Rebecca F. Walter.

RECORD DATE

         The close of business March 21, 2000, has been fixed as the record date for the determination of shareholders entitled to receive this Shareholders' Information Statement.

EXPENSES OF INFORMATION STATEMENT

         The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         BBJ has loaned $50,000 to the Company in exchange for the Company's demand promissory note payable with interest at the rate of 6% per annum. The proceeds of this loan are to be used by the Company for the payment of legal and accounting expenses in connection with the Reorganization, bringing the Company current in its filings under the Securities Exchange Act of 1934, as amended, and retiring all debt, accounts payable and accrued expenses through the closing of the Reorganization so that the Company will have no liabilities (other than the $50,000 owed to BBJ).

         A. Paul Shapansky and Herbert Maxwell have agreed to indemnify and hold harmless BBJ in respect of any undisclosed liabilities, and any damages resulting from a misrepresentation or breach of warranty or other breach of the Reorganization Agreement by the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information concerning the ownership of Common Stock giving effect to the Reverse Split immediately before and after consummation of the BBJ transaction, with respect to shareholders who were known to the Company to be beneficial owners of more than 5% of the Common Stock as of March 21, 2000, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                                     Shares Beneficially Owned                  Percent of Voting Stock
                                     -------------------------                  -----------------------
Name and Address               Before                After                Before                After
of Beneficial Owner            Reorganization3       Reorganization       Reorganization3       Reorganization4
-------------------            --------------        --------------       --------------        --------------
Herbert Maxwell (1)            644,045               128,800               13%                        *
440 E. 56 Street
New York, NY 10022

Dennis W. Rendflesh (1)        604,989               121,000              12%                         *
508 Whiston Place
Edmonton, Alberta
Canada T6M 2C6

A. Paul Shapansky (1)          2,154,702             275,467              43%                        1.8%
1051 S. Park Rd.
Suite 309
Hollywood, FL 33021

James R. Flaherty (1)          51,187                51,187                1%                         *
1051 S. Park Rd.
Suite 309
Hollywood, FL 33021

Robert G. Baker (2)            0                     4,180,648 (5)          0%                      27.1%
6802 Citicorp Blvd.
Suite 500
Tampa, FL  33619

Jerry V. Schinella (2)         0                     4,335,648 (5)         0%                      28.1%
6802 Citicorp Blvd.
Suite 500
Tampa, FL  33619

Michael J. Gordon (2)          0                     3,617,408 (6)         0%                      22.9%
6802 Citicorp Blvd.
Suite 500
Tampa, FL  33619

Frank P. Ragano (2)            0                     0                     0%                       0.0%
6802 Citicorp Blvd.
Suite 500
Tampa, FL  33619

                                      -5-


Rebecca F. Walter (2)          0                     240,000               0%                       1.6%
6802 Citicorp Blvd.
Suite 500
Tampa, FL 33619
Executive Officers             3,493,979             12,133,704           70%                      78.4%
and Directors as a group (7):

*        Less than one percent.

1        Currently an Officer, Director or 5% shareholder of the Company.
2 Expected to be an Officer, Director or 5% shareholder of the Company after the Reorganization.
3 Takes into effect Reverse Split but does not include sale to the Company of 3,465,000 post-split Shares of Common Stock which will occur immediately before the Reorganization.
4 All post-Reorganization percentages assume issuance of 1,000,000 shares to investors in a private placement.
5 Includes options to purchase 938,758 shares of Common Stock. Excludes 450,000 shares (900,000 shares in the aggregate) which each of Messrs. Baker and Schinella have agreed to sell to Mr. Gordon.
6 Includes options to purchase 1,044,198 shares of Common Stock. Also includes 276,534 shares owned by Mr. Gordon's children and 192,719 shares held by a family trust for his brother that Mr. Gordon oversees as trustee. Also includes 450,000 shares (900,000 shares in the aggregate) which Mr. Gordon has agreed to purchase from each of Messrs. Baker and Schinella.
7 Three persons before Reorganization and five persons after Reorganization.

                     AMENDMENTS TO ARTICLES OF INCORPORATION

THE AMENDMENTS

         The proposed amendments to the Company's Articles of Incorporation will cause the Company to effect a one-for-three reverse stock split of its outstanding Common Stock and to change the name of the Company to "BBJ Environmental Technologies, Inc." The complete text of the Amendment to the Articles is set forth in Exhibit A to this Information Statement. Upon filing of the Amendment to the Articles with the Nevada Secretary of State, the Reverse Split and the name change will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split will be deemed automatically without any action on the part of the shareholders to represent one-third the number of shares of Common Stock after the Reverse Split; provided however that no fractional New Shares will be issued as a result of the Reverse Split. Fractional New Shares will be rounded up to the next whole number. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing New Shares will be issued and forwarded to the shareholders. The Reverse Split is a condition for the Reorganization.

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE REORGANIZATION AGREEMENT

         The Board of Directors of the Company has unanimously approved the Agreement and Plan of Reorganization ("Reorganization Agreement") dated January 31, 2000, among the Company, BBJ and certain stockholders of BBJ which provides for or requires completion of the following series of transactions as conditions to consummation of the Reorganization:

         o the Company becomes current in the filing of reports under the Securities Exchange Act of 1934;

         o the Reverse Split of the Common Stock of the Company on a one-for-three basis;

         o the sale by certain insiders of 3,465,000 post-split shares of Common Stock to the Company at a price of $.0001 per share so that the outstanding number of common shares will be reduced from 15,000,000 to 1,535,000 shares immediately prior to the Closing of the Reorganization Agreement;

         o the issuance of two shares of Common Stock for each share of BBJ common stock and 3.84 shares of Common Stock for each share of BBJ preferred stock for a total issuance of 12,410,666 post-split shares of Common Stock to the shareholders of BBJ;

         o the resignation of the three current directors and officers of the Company; and

         o        the appointment of five new directors of the Company.

         A majority of the Company's shareholders have agreed by way of a majority action of shareholders to approve the above transactions as well as the proposed change of the Company's name to "BBJ Environmental Technologies, Inc."

         In addition, on or after the Closing of the Reorganization, it is expected (though not a condition to closing the Reorganization) that the Company will close a private placement of Common Stock. See "Summary of Private Placement."

         After the closing of the Reorganization, the Company will offer persons holding options or warrants to acquire BBJ common stock the right to exchange such options and warrants for options to acquire Common Stock of the Company at the ratio of two shares of Common Stock for each share of BBJ Common Stock. There are options and warrants to purchase in the aggregate 3,004,224 shares of BBJ Common Stock. If all of these options and warrants are exchanged (and management of BBJ expects that substantially all of such options and warrants will be exchanged), the holders will acquire options to purchase Common Stock at exercise prices ranging from $.375 to $.625 per share.

BACKGROUND OF THE REORGANIZATION

         Since the end of December 1996, following the foreclosure of the Company's office property in Windsor, Connecticut by the lender on the property, the conversion of its outstanding liabilities and preferred stock into Common Stock of the Company, and the sale of its HPA subsidiary, the Company has had no operating assets or ongoing business and has been engaged in searching for an appropriate business opportunity for the shareholders. During 1999, management of the Company reviewed various business plans and chose to pursue the acquisition of BBJ due to its growth opportunity.

         Also in 1999, management of BBJ was seeking additional equity funding in order to fully implement their business and marketing plan for the expansion of their business. Michael Gordon and Steven Morse with Lester Morse, P.C., counsel to BBJ, commenced discussions with Herb Maxwell, Secretary and a director of the Company, in 1999 by submitting to Mr. Maxwell information on BBJ and a proposed plan of reorganization. The same persons together with Paul Shapansky, President of the Company, negotiated that plan of reorganization which eventually became the Reorganization Agreement and was signed by the parties as of January 31, 2000.

REASONS FOR APPROVAL BY MAJORITY OF SHAREHOLDERS AND BOARD OF DIRECTORS

         The Board of Directors has given careful consideration to the Reorganization, the existing business operations of BBJ, the future business potential and plans of BBJ, the current book value of the Company, the interest of shareholders of the Company, and the risks of the Reorganization to the existing shareholders. Based on the foregoing considerations, the Board of Directors together with a majority of shareholders believes that the transactions contemplated by the Reorganization Agreement, including the Reverse Split and the name change, are fair and in the best interests of the Company. The majority of shareholders believes that the Company will benefit from the Reorganization, with an immediate impact being the significant new operations and revenues, assets, and shareholders' equity, as well as giving the Company the ability to expand the operations of BBJ based on the funding through the private placement.

ACCOUNTING TREATMENT OF THE REORGANIZATION

         Upon Closing of the Reorganization, based upon management's consultation with the auditors for the Company, Henderson Sutton & Co., P.C., of Tulsa, Oklahoma, it appears that the proper accounting treatment is a so_called "reverse acquisition," whereby BBJ will account for the transaction as a purchase of the Company. BBJ is deemed to be the "acquirer" due to the common shareholders of BBJ ultimately controlling the reorganized company.

SUMMARY OF THE REORGANIZATION AGREEMENT

         The following contains, among other things, a summary of the material features of the Reorganization Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Agreement and Plan of Reorganization a copy of which is attached hereto as Exhibit B.

         General Terms. The Company, BBJ and certain shareholders of BBJ have entered into an Agreement and Plan of Reorganization which provides that subject to the meeting of certain conditions, including the Reverse Split on a one-for-three basis of the Common Stock of the Company, the Company will issue two shares of Common Stock with restrictive legend for each share of BBJ common stock and 3.84 shares of Common Stock with restrictive legend for each share of BBJ preferred stock or a total issuance of approximately 12,410,666 shares of Common Stock to the former shareholders of BBJ in exchange for all of the outstanding capital stock of BBJ. After the closing of the Reorganization, BBJ will be a wholly-owned subsidiary of the Company and the ownership of the Company will be controlled by the former shareholders of BBJ.

         At or after the Closing, the Company intends to issue approximately 1,000,000 shares of Common Stock at a price of $2.00 per share to investors in a private placement transaction (the "Private Placement"). The exact number of shares to be issued in the Private Placement will be determined in the sole discretion of the Board of Directors of the Company. If 1,000,000 shares are sold, there will be aggregate proceeds of $2,000,000, and maximum net proceeds to the Company of $1,800,000 after payment of placement agent fees and expenses. The Private Placement will be made only to Accredited Investors as defined in Regulation D of the Securities Act of 1933, as amended (the "1933 Act"). No assurances can be given that the Company will be successful in completing the Private Placement or, if completed, it will be completed on the terms described above.

         Upon completion of the Reorganization and the Private Placement, the ownership of the Common Stock by (i) the current shareholders of BBJ, as a group, (ii) the current Omega shareholders, as a group, and (iii) the investors in the Private Placement, as a group, is estimated to be as follows:

Groups of Shareholders                               Common Stock     % Owned
----------------------                               ------------     -------

BBJ Shareholders                                     12,410,666         83.0%
Omega Shareholders                                    1,535,000         10.3%
Private Placement Shareholders                        1,000,000          6.7%
                                                     ----------         -----
  (assuming placement of 1,000,000 shares)

         TOTAL OF ALL SHAREHOLDERS                   14,945,666        100.0%
                                                     ==========        ======

         The above table does not include any shares of Common Stock which are or become issuable upon the exercise of stock options or warrants. It is anticipated that on or after the Closing, options or warrants entitling the holders to purchase in the aggregate a total of 3,004,244 shares of BBJ common stock will be exchanged for stock options to purchase a total of 6,008,488 shares of Common Stock of the Company at exercise prices ranging from $.375 to $.625 per share. If all of such BBJ options/warrants are exchanged for stock options to purchase shares of Common Stock and the same are exercised, the ownership of the Common Stock is estimated to be as follows:

Groups of Shareholders                               Common Stock    % Owned
----------------------                               ------------    -------

BBJ Shareholders                                     18,419,154       87.9%
Omega Shareholders                                    1,535,000        7.3%
Private Placement Shareholders                        1,000,000        4.8%
                                                     ----------        ----
  (assuming placement of 1,000,000 shares)

         TOTAL OF ALL SHAREHOLDERS                   20,954,154        100%
                                                     ==========        ====

         Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to shareholders under this Information Statement as prescribed by Section 14C of the Securities Exchange Act of 1934 (the "Act").

         Conditions for Closing. The obligation of each of the parties to consummate the Reorganization is subject to the following conditions, among others:

         o the Company is current in all reports required to be filed under the Securities Exchange Act of 1934, as amended;

         o        the Reverse Split is completed;

         o        Paul Shapansky, Herbert Maxwell, Denis Rendflesh, Robert A.
                  Schneider, Lois Shapiro, Shai Sasson, Sidney Borenstein and Eric Bashford CRT shall have sold back to the Company a total of 3,465,000 post-split shares at a purchase price of $.0001 per share; and

         o at least 90% of the holders of common stock of BBJ and 100% of the holders of preferred stock of BBJ have executed the Reorganization Agreement.

         Termination; Waivers. The Reorganization may be terminated at any time prior to the Closing by mutual consent of the parties, or by either party if the conditions to the obligations of such party to consummate the Reorganization have not been satisfied, or waived. Each party may, by a written instrument, waive or extend the time for Closing or performance of any of the obligations of the other party pursuant to the Reorganization.

         BBJ Loan. BBJ has loaned $50,000 to the Company in exchange for the Company's demand promissory note payable with interest at the rate of 6% per annum. The proceeds of this loan are to be used by the Company for the payment of legal and accounting expenses in connection with the Reorganization transaction and for the purpose of bringing the Company current in its filings under the Securities Exchange Act of 1934, as amended, and retiring all debt, accounts payable and accrued expenses through the closing of the Reorganization so that the Company will have no liabilities (other than the $50,000 owed to BBJ).

         Indemnification. Paul Shapansky and Herbert Maxwell have agreed to indemnify and hold harmless BBJ in respect of any undisclosed liabilities and any damages resulting from a misrepresentation or breach of warranty or other breach of the Reorganization Agreement by the Company.

         Regulatory Approvals. No approvals by any governmental authority are required in order to complete the Reorganization.

MATERIAL TERMS OF THE COMMON STOCK

          The authorized common stock of the Company consists of 25,000,000 shares of $0.001 par value stock. As of February 29, 2000, there were 15,000,000 shares issued and outstanding and after the Reverse Split and the sale of 3,465,000 shares to the treasury by certain key shareholders of the Company (as contemplated by the Reorganization Agreement) the number of outstanding shares of common stock will total 1,535,000 immediately prior to the Reorganization. At the closing of the Reorganization, 12,410,666 shares will be issued in exchange for all of the issued and outstanding shares of BBJ. Upon completion of the Reorganization and the Private Placement (assuming 1,000,000 shares are sold in the Private Placement), 14,945,666 shares of Common Stock will be outstanding.

         The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends, subject to any prior rights of holders of Preferred Stock. The holders of shares of Common Stock do not have any pre_emptive rights to subscribe for or purchase any stock, obligations or other securities of the Company and have no rights to convert their Common Stock into any other securities.

         Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to any prior rights of holders of Preferred Stock.

PREFERRED STOCK

         The Board of Directors of the Company has the authority at any time and from time to time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). This type of preferred stock is sometimes referred to as "blank check" preferred stock. The Board of Directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock. Certain companies have used the issuance of preferred stock as an anti_takeover device and the Board of Directors of the Company could, without shareholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of the Company in a transaction not approved by its Board of Directors. As of this date, there are 5,000,000 shares of Preferred Stock authorized but there are no shares of Preferred Stock issued or outstanding.

         The foregoing summary of the material terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of the Company, as amended by the Amendment to the Articles attached hereto as Exhibit A.

REGISTRATION RIGHTS

         After completion of the Private Placement, the Company intends to begin registration for resale of the following shares of Common Stock issued in connection with the Reorganization and the Private Placement:

         o        shares to be issued in connection with the Private Placement;

         o shares issuable upon the exercise of certain options to purchase Common Stock of the Company granted to GunnAllen Financial, Inc. in exchange for its options to purchase BBJ stock;

         o shares issuable upon exercise of certain warrants of the Company to be granted to Titan Gulf Partners, Ltd. in exchange for its BBJ warrants;

         o shares issuable in exchange for Series A and Series B preferred stock of BBJ; and

         o shares issuable to Lester Morse, Steven Morse and Adrienne Grody as part of the consideration for Lester Morse P.C. representing the Company after closing in connection with the filing of such registration statement for the resale of the shares and the filing of a registration statement on Form S-8 for an employee benefit plan.

SUMMARY OF PRIVATE PLACEMENT

         Private Placement. The Company is conducting a Private Placement of an estimated 1,000,000 shares of Common Stock (subject to increase or decrease in the discretion of the Board of Directors) at a price of $2.00 per share. The Company may, in its discretion, close the Private Placement at any time even if not all of the offered shares have been purchased. The Private Placement will be open until May 31, 2000. The closing of the Private Placement is conditioned upon the closing of the purchase of BBJ.

         Use of Proceeds. The net proceeds available to the Company from the sale of the Common Stock, assuming payment of a 10% commission to any selling agent, will be $1,800,000 if 1,000,000 shares are sold. There is no minimum number of shares which must be sold and the closing of the Reorganization is not contingent upon closing the Private Placement. Assuming that 1,000,000 of shares are sold, the estimated use of net proceeds from the Private Placement will be as follows:

                                                      Amount         Percentage
                                                      ------         ----------

     Equipment Purchases                           $  150,000            8.3%
     Hiring Additional Personnel                      200,000           11.1
     Sales & Marketing                                850,000           47.3
     Research & Product Development                   150,000            8.3
     Working Capital                                  450,000           25.0
                                                      -------         ------

              TOTAL                                $1,800,000         100.0%
                                                   ==========         ======

         Although the Company intends to utilize the proceeds of the Private Placement as disclosed above, the Company's Board of Directors will have complete discretion as to the final use of proceeds and the appropriateness of
(a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with executive officers, (d) indemnification contracts, and (e) incentive plans to award executive officers and key employees. No assurances can be given that the decisions will lead to agreements that are on terms advantageous to the Company. Pending the above uses, the Company intends to invest the net proceeds from this Offering in short-term, interest bearing, investment grade securities.

         Registration Rights. The Company has agreed to register with the Securities and Exchange Commission the shares of Common Stock issued in the Private Placement, as well as certain additional shares. (See "REGISTRATION RIGHTS.")

         Restrictions on Resale. The terms of the Private Placement Memorandum provide that investors in the Private Placement will agree not to publicly sell one-half of the shares they acquire for a period of six months from the effective date of the registration statement registering the resale of the shares.

SUMMARY OF PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma financial information for the Company is based on the historical financial statements of the Company (which appear in the Annual Report to Stockholders which accompanies this Information Statement) and of BBJ (which are attached to this Information Statement as Exhibit D) and has been prepared on a pro forma basis to give effect to the Reorganization and the Private Placement (assuming sale of 1,000,000 shares) under the purchase method of accounting, as if the transaction had occurred at January 1, 1999, for each operating period presented. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the Reorganization occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of BBJ appearing at Exhibit D in this Information Statement.

         The unaudited pro forma consolidated balance sheet as of December 31, 1999, presents the financial position of the Company as if the Reorganization had occurred and the Private Placement had been closed on that date and was prepared utilizing the audited balance sheets as of December 31, 1999, of the Company and BBJ. The pro forma consolidated statements of operations data presented assumes the Reorganization occurred at the beginning of the periods presented. It should not be assumed that the Company and BBJ would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

         The Reorganization is expected to be accounted for as a purchase. The common shareholders of BBJ will receive two post-split shares of Common Stock for each share of BBJ common stock and the preferred shareholders of BBJ will receive 3.84 shares of Common Stock for each share of BBJ preferred stock, resulting in the current stockholders of BBJ acquiring approximately 83% of the outstanding Common Stock.

         The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

         The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein, and other financial information pertaining to the Company and BBJ, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of the Company and BBJ. Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit C of this Information Statement.

                                                    For the Period Ended
PRO FORMA INCOME STATEMENT:                           December 31, 1999
                                                      -----------------

Revenues                                                  $ 253,975
Cost of Revenues                                          $  69,196
Gross Profit                                              $ 184,779
Selling, General & Administrative Expenses                $ 887,024
Other Income and Expenses                                 $ -0-
Income before provision for taxes                         $ N/A
Provision for income taxes                                $ N/A
Net Income (Loss)                                         $(702,245)
Net Income (Loss) Per Share                               $   (0.05)

                                                            As of
PRO FORMA BALANCE SHEET:                              December 31, 1999
                                                      -----------------

Total Assets                                              $2,334,927
Total Liabilities                                         $  527,409
Stockholders' Equity                                      $1,807,518
Book Value Per Share                                      $     0.12

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Company has not sought an opinion as to the tax consequences of the Reorganization, however, because the Reorganization will be treated for tax purposes as an acquisition of substantially all of the stock of BBJ in an exchange for shares of Common Stock, the Company believes that the Reorganization will constitute a tax_free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, the Company will not recognize any gain or loss on such exchange.

         The Reorganization will, however, significantly limit the Company's ability to utilize on an annual basis its net operating loss carryforward ("NOL") currently available to the Company. Under Section 382 of the Code, limitations are imposed on the use of NOLs in the event of a substantial change in the stock ownership of a corporation. The Reorganization will result in such an ownership change because, among other reasons, the percentage of voting stock owned by the existing shareholders of the Company after the Reorganization will be less than 50% of their ownership prior to the Reorganization. As a result, the amount of the Company's annual taxable income that could be offset by the pre_Reorganization NOL will be limited to an amount determined by multiplying the value of the issued and outstanding shares of Common Stock on the date of the Reorganization by the federal long_term tax exempt rate. The value of Common Stock has not yet been ascertained for purposes of determining the limitation on use of the NOL. To the extent the value of the Common Stock is determined to be equal to stockholders' equity, the use of the NOL will be significantly limited. The possibility exists that the Company's NOL may be eliminated completely if the Company is not considered during the two-year period following the Reorganization to have continued the Company's historic business or to have used a significant portion of the Company's assets.

                           INFORMATION CONCERNING BBJ

HISTORY OF BBJ

         Established in 1993 by Robert Baker, Chairman and CEO, BBJ develops, manufactures, and markets products and devices that control contamination and air pollution in heating, ventilation and air-conditioning ("HVAC"), and refrigeration systems of homes, offices, health care facilities, food processing plants, schools, and public buildings.

DESCRIPTION OF PRODUCTS

         BBJ manufactures and markets a proprietary line of user and environmentally friendly products that reduce indoor air contamination and, therefore, lead to a healthier indoor environment. These products are designed to treat the heating and air-conditioning systems in homes and commercial and institutional buildings.

         General.  BBJ's existing products include the following:

         Micro Coil Clean(TM) (Detergent Based Industrial Cleaner) - Removes built-up dirt and debris without damaging surfaces where applied.

         BBJ MicroBiocide(TM) (Growth Prevention) - Only product registered by EPA for use in air-conditioning and refrigeration systems to control bacterial and algal growth. It destroys active microbial growth and inhibits future growth for as long as six months. To be applied after BBJ Micro Coil Clean(TM).

         FreshDuct(TM) (Odor Eliminator) - Formulated especially for conditions inside of HVAC systems, it encapsulates odors at the source, not just covers them up. Its advanced technology destroys odors on contact to freshen and deodorize air ducts, basements, attics, crawl spaces, and other areas prone to odors. It is to be used in conjunction with BBJ MicroBiocide(TM).

         BBJ Spray(TM) Disinfectant/Cleaner - Disinfectant cleaner product designed to kill and clean infection and disease-causing organisms on environmental surfaces, including external portions of HVAC systems.

         The Indoor Air First Aid Kit(TM) - Combined easy-to-use package of BBJ MicroBiocide(TM), BBJ Micro Coil Clean(TM), and BBJ Spray(TM)
Disinfectant/Cleaner that can be used for one single residential or small office treatment.

MANUFACTURING

                  Currently, all manufacturing is done in BBJ's Tampa, Florida facility. The production facility consists of an automated clean liquid filling line and weight batch blending room. Production and blending operations are climate controlled and meet GMP specifications.

PURCHASING

         BBJ relies on various suppliers to furnish the raw materials and components used in the manufacturing of its products. Management believes that there are alternative suppliers for all of the key raw material and component needs.

SALES AND MARKETING

         To date sales and marketing activities have been limited because of the lack of resources available to BBJ. Currently, products are marketed utilizing indirect sales channels on a private label and BBJ branded basis. BBJ's distribution strategy reflects a role of a Channel Partner of Indoor Air Quality ("IAQ"), Indoor Environment Quality ("IEQ") and HVAC hygiene products designed to leverage off established HVAC and retail distribution channels by using existing HVAC and Commercial/Industrial Refrigeration service providers and suppliers.

         BBJ has entered into relationships with several major companies who market its products to the end user, the consumer. The next six months will be devoted to nurturing relationships with current channel partners while seeking partners who have experience and a reputation in other industries.

TARGET MARKETS

         BBJ has identified the following primary markets for its products:

         Residential: The residential market consists of HVAC contractors, dealers, wholesalers and OEM's that provide equipment, parts and service to homes and other residences. For treating residential homes, HVAC contractors will primarily use BBJ Micro Coil Clean(TM), BBJ MicroBiocide(TM), and BBJ Spray(TM) packaged conveniently in The Indoor Air First Aid Kit(TM) for an easy 15 minute service that is recommended every six months. Since there are many avenues of distribution to reach the HVAC contractor or dealer, the primary chain of distribution that BBJ utilizes is: BBJ to Original Equipment Manufacturer (Lennox, Rheem and Trane) or BBJ to a Channel Partners' (Purolator, AAF and Nalco) Sales Person/Manufacturer's Representative to the HVAC distributor/wholesaler to the HVAC contractor/dealer to the residential home end user.

         Commercial: The commercial market consists of commercial buildings (i.e., hospitals, schools, businesses, etc.) that use their own technicians or third party service companies to maintain their air-conditioning and refrigeration systems. Targeted individuals for the company's products are the key purchasing employees or owners of the commercial building. Many commercial accounts use independent HVAC contractors or duct cleaners to provide preventative service. When commercial buildings provide their own maintenance technicians, the primary chain of distribution that BBJ utilizes is: BBJ to Channel Partners' Sales Person/Manufacturer's Representative to Commercial Building Purchaser. Current channel partners include Purolator and Nalco NDT. Future potential partners will be the multi-national control systems manufacturers and service supplies such as Honeywell, Johnson Controls, and Landis & Gyr Siemans. Targeted Channel Partners for the commercial refrigeration business will include Carrier, Lennox and York.

         Industrial: The industrial market contains contractors, dealers wholesalers and OEM's that provide equipment and service to industrial processes that require large volumes of refrigeration. The most apparent example is the food processing industry that slaughters, dissects, formulates and packages animals, animal products and produce. While success has been demonstrated at a few individual user facilities, BBJ is currently seeking strong Channel partners to fully realize the potential of this significant market segment. Additional companies that service the channel must be identified and cultivated.

         Other Markets: Automotive and Duct Industry: An Automotive Air First Aid Kit and a New Formula Duct Product are development. BBJ and the College of Public Health at the University of South Florida commenced on January 25, 1999, a study to test a new antimicrobial product for all duct work materials. The study method is owned by BBJ and was developed in conjunction with the EPA. It took over three years to develop the study.

         Healthcare/Dental/Homeowner: BBJ Spray(TM) has been test marketed and targeted towards the healthcare and dental industries. There are approximately 865,000 healthcare providers and 35,000 dentists in the U.S. BBJ Spray(TM) is popular in this market because of its disinfectant ability towards various diseases such as herpes, tuberculosis and AIDS.

COMPETITION

         The HVAC and Industrial/Commercial Refrigeration industries are highly competitive by nature. Although BBJ believes it enjoys an advantageous competitive position because of its EPA regulatory approval, its product performance, product mix and price, BBJ faces competition in this market from competing technologies and direct competition from additional companies that may enter this market with greater resources and experience than BBJ. No assurances can be given that BBJ will be able to successfully compete with other companies in the future. It should be noted that other expenditures of funds by homeowners and building owners may adversely affect the potential sale of products whose application result in problem avoidance by reducing the amount of funds available for such purpose.

GOVERNMENT REGULATION

         As a chemical manufacturer, BBJ is subject to a wide variety of local, state and federal regulations. While BBJ believes it is in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. Government regulation results in added costs for compliance activities and the risk of losing revenues should regulations change.

RESEARCH AND DEVELOPMENT

         BBJ and the College of Public Health at the University of South Florida recently commenced a study to test a new antimicrobial product for all duct work materials. The study method is owned by BBJ and was developed in conjunction with the EPA. Management believes that it is the only study method approved so far by the EPA for determining indoor exposures through product concentration levels.

PROPRIETARY RIGHTS

         BBJ relies on a combination of trade secret laws, nondisclosure and other contractual agreements and technical measures to protect its proprietary rights in its products. BBJ believes that its products, trademark, and other proprietary rights do not infringe on the proprietary rights of third parties.

         BBJ holds a primary EPA registration for BBJ MicroBiocide(TM). This registration gives the Company exclusive right to control the marketing of that technology for 17 years. BBJ Spray(TM) is also registered with the EPA. Both products are registered in all states in which they are marketed. The BBJ Micro Coil Clean(TM) formula is guarded by trade secrets and the FreshDuct(TM) Odor Eliminator formula has a patent-pending.

EMPLOYEES

         As of February 29, 2000, BBJ had 13 full time employees.

FACILITIES

         The Company is located in a 7,000 square foot facility at 6802 Citicorp Blvd., Suite 500, Tampa, Florida. This facility lease, which is from a non-affiliated party, expires on December 31, 2002. BBJ pays a base monthly rent of approximately $5,600, which includes rent, common area maintenance, insurance and real estate taxes. The landlord may increase BBJ's rent and common area maintenance, capped at 5% per year plus BBJ's pro rata share of insurance and real estate tax increases.

SELECTED FINANCIAL DATA

         The following selected financial data is obtained from the audited financial statements of BBJ as of December 31, 1999 and 1998, which are included elsewhere in Exhibit D to this Information Statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto referred to above.

                                          BBJ for Year Ended

                                     12/31/99             12/31/98
                                     -----------------------------

Net Sales                            $ 253,975           $ 285,809
Cost of Goods Sold                      69,196              87,536
                                     ---------           ---------
Gross Profit                           184,779             198,273
Operating Expenses                     865,615             656,987
                                     ---------           ---------
Net Income (Loss)                    $(680,836)          $(458,714)
Total Assets                         $ 172,427           $ 183,703
Long-Term Liabilities                $ 266,925           $ 188,252

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations
---------------------

         Planned principal operations of BBJ have not commenced, although BBJ has received limited revenues. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of BBJ, its activities from its inception through December 31, 1999 fall within the referenced guidelines. Accordingly, BBJ has reported its activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

         During the years ended December 31, 1999 and 1998 and from inception in 1993 to December 31, 1999, BBJ sustained a net loss of approximately $680,836, $458,714 and $1,409,806, respectively. These losses are expected to continue for a presently undetermined time. The Company's losses in 1999, independent of BBJ, were minimal due to lack of business operations.

Sales and Revenues
------------------

         BBJ has derived (or intends to derive) revenues generally from sale of the products described herein. In order to increase revenue, BBJ has entered into distribution agreements with Purolator Products Air Filtration Company, AAF International, Abatement Technologies, and Nalco Diversified Technologies who have established distribution into target markets. BBJ intends to establish a sales and marketing organization and attempt to develop strategic partner relationships with national companies and expand advertising and promotion. No assurances can be given that BBJ will be successful in these efforts.

Liquidity and Capital Resources
-------------------------------

         As of December 31, 1999, BBJ had net stockholders' deficit of $306,659, accumulated losses during the development stage of $1,409,806 and a working capital deficit of $132,906. The foregoing does not give effect to BBJ's completion of a $375,000 financing in January 2000. There can be no assurance that BBJ will be able to continue as a going concern or achieve material revenues or profitable operations. BBJ is dependent upon the proceeds of the Private Placement and sufficient cash flow from operations to meet its short-term and long-term liquidity needs. BBJ may require additional financing beyond the proceeds received in the Private Placement depending upon the number of shares sold therein and the amount of revenue derived from operations. In this event, no assurances can be given that such financing will be available in the amount required or, if available, that it can be on terms satisfactory to BBJ.

         The maximum proceeds of the Private Placement are intended to be used to provide BBJ with the necessary capital to maintain and expand its operations for a period of 12 months when BBJ expects to achieve significant cash flow from operations, although no assurances can be given in this regard.

FORWARD-LOOKING STATEMENTS

         Certain statements included in this Information Statement regarding the Company and BBJ which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company and BBJ after the Reorganization. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of BBJ's sales strategies, market acceptance of BBJ's products and services, BBJ's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing, and technological developments by BBJ's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

                              ELECTION OF DIRECTORS

         Because the current officers of the Company will resign their positions with the Company at the closing of the Reorganization and the five new directors will be elected by the stockholders pursuant to this Information Statement, all of the information set forth in this Section regarding the "Election of Directors" pertains to those executives of BBJ who will become directors and officers of the Company upon the closing of the Reorganization. Information regarding the current officers and directors of the Company is set forth in the Company's Annual Report for 1999, which accompanies this Information Statement.

INFORMATION CONCERNING NOMINEES

         The following nominees of BBJ are expected to become executive officers and directors of the Company at the closing of the Reorganization.

Name                              Age             Expected Position with Company
----                              ---             ------------------------------
Robert G. Baker                    62             Chief Executive Officer and Chairman of the Board

Jerry V. Schinella                 40             President, Chief Operating Officer and Director

Michael J. Gordon                  42             Vice President, Corporate Administrator, Secretary and
                                                  Director

Frank P. Ragano                    71             Director

Rebecca F. Walter                  48             Director

         ROBERT G. BAKER - Founder, Chairman and Chief Executive Officer of BBJ since August 1993, Mr. Baker is responsible for the strategy, overall policies, management development, regulatory and technical issues, and the Company's future expansion. He has served in a number of senior operations and management positions. As Vice President, Operations, he was responsible for manufacturing, research and development, and regulatory affairs for Veridien Corporation for three years from 1991 to 1994. Prior to that, he was Vice President, Administrative Services, University of Texas M.D. Anderson Cancer Center in the Texas Medical Center in Houston from 1985 to 1990. In this position, he was responsible for the design, construction, maintenance, and operations of the facilities, safety and security, and compliance with safety, health, and hazardous materials regulations. Much of his earlier career involved work as a Senior Manager with Gulf Oil Corporation. Mr. Baker has post graduate training from Harvard University, the University of Pennsylvania, and Wichita State University and a BS from Oklahoma State University. He is a member of ASHRAE where he sits on various Committees and the Chemical Specialties Manufacturer's Association-Regulatory Affairs Committee, the Small Business Council, the IAQ Special Committee (which Mr. Baker chairs), and the Labeling Task Force.

         JERRY V. SCHINELLA - Founder, President, and Chief Operating Officer of BBJ since 1994, and member of the Board of Directors since August 1993. Mr. Schinella is responsible for Company operations, overseeing finance, accounting, logistics, and administration. Mr. Schinella joined Veridien Corporation in July 1992 as Vice President and Controller. In this capacity, he was responsible for all corporate accounting and finance activities including internal and external financial reporting, analysis and planning, vendor relations, and collections. Prior to his work with Veridien, Mr. Schinella was a Senior Manager with KPMG Peat Marwick in Tampa, Florida. In his eight years with KPMG Peat Marwick, his professional accomplishments include significant experience in financial reporting to the SEC, reviewing financial and operational controls of client companies and extensive communication and negotiations with bank officers. In 1985, Mr. Schinella became a licensed Certified Public Accountant in the State of Florida. He has a degree in accounting from Central Michigan University and a Masters of Business Administration from Michigan State University.

         MICHAEL J. GORDON - Vice President, Corporate Administrator of BBJ since April 1998 and member of BBJ's Board of Directors since April 1997. From August 1987 through December 1997, Mr. Gordon was employed by Phoenix Information Systems Corp., a public corporation, where he was responsible for overseeing administrative operations, the filing of all SEC reports and documents, company news releases and public relations. Mr. Gordon also served as a financial consultant. Prior to joining Phoenix, Mr. Gordon served as Director of Legacies and Planned Giving for the American Cancer Society. Mr. Gordon received his Bachelor of Science degree from the State University of New York in 1980.

         FRANK P. RAGANO - Major General, U.S. Army (Ret.). Mr. Ragano has served as a director of Skylynx Communications, Inc. since 1998 and as its chairman since 1999. Mr. Ragano was, until earlier this year, President and CEO of CMS, Inc., a wholly owned subsidiary of Daimler-Benz GmbH. Mr. Ragano graduated with a B.S. degree from Duquesne University in 1950 and later graduated with a Master of Business Administration (MBA) from Syracuse University, New York. After a well-decorated career in the military, Mr. Ragano retired from active Army service and became Vice-President of the American Defense Preparedness Association and Chairman and CEO of BEI Defense Systems Company.

         REBECCA F. WALTER - Ms. Walter is an investor. She serves on numerous civic boards, including the James Madison Institute, WEDU Public Broadcasting Station, the H. Lee Moffitt Cancer Center and Research Institute, the Tampa Bay Performing Arts Center, American Red Cross, University of South Florida Economic Advisory Board, and many other non-profit organizations. Ms. Walter graduated from Meredith College, Raleigh, North Carolina and received her B.A. at Florida State University.

EXECUTIVE COMPENSATION

         Both Mr. Baker and Mr. Schinella received salaries of $72,000 and $66,000 for 1999 and 1998, respectively. Mr. Gordon received a salary of $60,000 and $40,000 for 1999 and 1998, respectively. The two outside directors received no salary. From time-to-time over the past few years, BBJ has accrued salaries of its executive officers. At January 31, 2000, such arrears total approximately $17,000.

         During the period from inception to December 31, 1999, no cash compensation was paid to any of the directors of BBJ for serving in such capacity. BBJ's Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) bonuses and incentive plans to award executive officers and key employees.

         The following table sets forth the annual salary for each executive officer of the Company which will be in effect as of the Closing of the
Reorganization:

                                                                          Annual Salary
Name                        Office                                      2000(projected)(2)
----                        ------                                      ------------------
Robert G. Baker             Chairman/Chief Executive Officer                $72,000(1)
Jerry V. Schinella          President/Chief Operating Officer               $72,000(1)
Michael Gordon              Vice President, Corporate Administrator         $60,000


(1) It is expected that the Company will pay approximately $4,200 during 2000 for $300,000 of life insurance on the lives of Mr. Baker and Mr. Schinella. Similar amounts were paid in 1998 and 1999. Mr. Baker and Mr. Schinella are beneficiaries in the amount of $100,000 and their respective spouses on the remaining $200,000. These amounts are not included in the above compensation amounts.

(2) The definitive compensation of the Company's officers will be determined by the Board of Directors of the Company.

Employment Contract with Key Person
-----------------------------------

         Pursuant to an Employment Agreement dated January 21, 2000, BBJ employed Mr. Richard L. Palke as Director of Worldwide Sales and Marketing for a term commencing on January 11, 2000 and continuing until December 31, 2004, unless otherwise terminated pursuant to the terms thereof. Pursuant to the Agreement, Mr. Palke is paid a base salary of $60,000 per annum and is entitled to bonuses for reaching certain revenue levels based upon BBJ's sales incentive plan. Mr. Palke is also entitled to the following: major medical health benefits equivalent to that provided to the officers in BBJ; indemnification from any claim or law suit which may be asserted against him when acting as Director of Worldwide Sales and Marketing for BBJ provided that said indemnification is not in violation of any federal or state law or rule or regulation of the Securities and Exchange Commission; and options to purchase up to 250,000 shares of BBJ's Common Stock at an exercise price of $1.25 per share, 90,000 of which shall be "Service Options" and 160,000 of which shall be "Cliff Vesting Options." The Service Options shall vest at the rate of 30,000 shares for each year of employment, each 30,000 options to expire four years after full vesting. The Cliff Vesting Options shall all vest if Mr. Palke is employed by BBJ on December 31, 2004 and will all expire on December 31, 2008, unless the schedule for vesting is accelerated as a result of Mr. Palke accomplishing one or more of the following objectives: an option for 40,000 shares shall vest when $17,500,000 in annual revenues is achieved; an option for 40,000 shares shall vest when $28,000,000 in annual revenues is achieved; and an option for 80,000 shares shall vest when $40,000,000 in annual revenues is achieved, in which case any options for which the vesting is accelerated shall expire on the earlier of four years from their date(s) of vesting or December 31, 2008. Mr. Palke's Employment Agreement also contains certain provisions with respect to disability, termination, confidentiality and non-competition. BBJ expects to offer Mr. Palke the opportunity to exchange his BBJ options for the Company's options. The terms of the new options will be the same as the BBJ options except that the number of shares subject to the option would double and the exercise price would be reduced to $.625 per share.

Board of Directors Report on Executive Compensation
---------------------------------------------------

         The Board of Directors of BBJ has been composed of Robert G. Baker, Chairman of the Board, Jerry V. Schinella, Treasurer, Michael J. Gordon, Secretary, and Robert H. Black.

         The Company's Board of Directors, which will include Robert G. Baker, Jerry V. Schinella and Michael J. Gordon, Frank P. Ragano and Rebecca F. Walter, will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company provides base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, the Company may set up a pension plan or similar retirement plans.

Proposed Stock Option Plan
--------------------------

         After the Closing, it is anticipated that the Board of Directors of the Company will establish a new stock option plan for the Company which will cover an estimated 7,000,000 shares of its Common Stock, including the estimated 5,008,488 resulting from the exchange of outstanding options to purchase shares of BBJ common stock. It is expected that this stock option plan will be registered on Form S-8 with the Securities and Exchange Commission.

Indemnification
---------------

         Article Eight of the Company's Certificate of Incorporation provides for it to indemnify any and all directors and officers whom it shall have power to indemnify under Section 78.751 of the Nevada General Corporation Law from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director of officer and shall inure to the benefits of the heirs, executors and administrators of such a person. The Company has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

                             INDEPENDENT ACCOUNTANTS

         The Company's current auditor is the Tulsa, Oklahoma firm of Henderson Sutton & Co., P.C. It is contemplated that upon Closing of the Reorganization, the auditors of BBJ, Kirkland, Russ, Murphy & Tapp of Clearwater, Florida will become the Company's auditors. During the past two years there have been no changes in, or disagreements with, accountants on accounting and/or financial disclosure.

                                   EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION

         RESOLVED, the Articles of Incorporation of Omega Development, Inc. are amended by inserting an Article Tenth so that after Article Ninth, there appears the following text:

         TENTH: On the effective date of this amendment to the Articles of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-three basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-third of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. Each fractional share shall be rounded into one whole share.

         RESOLVED, the Articles of Incorporation of Omega Development, Inc. are amended by substituting the following Article First for the existing Article First, so that there appears the following text:

                                   ARTICLE II

         FIRST: The name of the Corporation is BBJ ENVIRONMENTAL TECHNOLOGIES, INC.


                                     -A-1-

                                    EXHIBIT B

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of January 31, 2000, by and among Omega Development Incorporated, a Nevada corporation ("Purchaser" or "Omega"), BBJ Environmental Solutions, Inc. (hereinafter referred to as "BBJ") and the Stockholders of BBJ listed to at the foot of this Agreement (collectively referred to as the "Transferors").

                              W I T N E S S E T H:

         WHEREAS, Transferors will immediately prior to the Closing (as hereafter defined) be the owners and holders of 100% of BBJ's outstanding capital stock consisting of 5,683,333 shares of BBJ Common Stock held by 24 persons, 100,000 shares of Series A Preferred Stock currently convertible into 160,000 shares of BBJ Common Stock held by 7 persons and 171,875 shares of Series B Preferred Stock currently convertible into 275,000 shares of BBJ Common Stock held by 6 persons; and

WHEREAS, the Omega Stockholders, consisting of 18 persons, are currently the owners and holders of 14,219,630 shares of Purchaser's Common Stock, $.001 par value, before giving effect to a one-for-three reverse stock split and the return to treasury of 3,465,000 shares, leaving them with 1,274,877 shares of Purchaser's Common Stock immediately before Closing; and

WHEREAS, approximately 570 other Omega stockholders of record currently own 780,370 shares of Purchaser's Common Stock, $.001 par value, before giving effect to a one-for-three reverse stock split, resulting in approximately 260,123 shares of Purchaser's Common Stock to be owned by them immediately before closing, which when added to the 1,274,877 shares referred to above will total 1,535,000 outstanding Omega shares immediately before Closing; and

WHEREAS, Purchaser is a publicly held corporation that desires to acquire control of a business which has growth potential; and

WHEREAS, Purchaser desires to acquire 100% of the issued and outstanding shares of BBJ capital stock in exchange for 12,410,666 shares of Common Stock (subject to adjustment pursuant to Article 1.03 herein) of Purchaser (the "Omega Common Stock") in a tax free transaction pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and undertakings herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                     -B-1-

                                    ARTICLE I

                                PURCHASE AND SALE
                                -----------------

         1.01 Sale and Purchase of Stock. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), the Transferors shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of any liens, claims, encumbrances and charges whatsoever, and Purchaser shall purchase, accept and acquire from the Transferors 5,683,333 shares of the BBJ Common Stock (subject to adjustment as provided in Article
1.03 herein), 100,000 shares of Series A Preferred Stock and 171,875 shares of Series B Preferred Stock owned by them, as referenced in the signature pages in Tables I through III below. Purchaser shall purchase, accept and acquire from the Transferors all the aforesaid securities.

       1.02 Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur on or before March 1, 2000 or such later date to which Purchaser and BBJ shall agree from time to time to adjourn same. The Closing shall occur at 10:00 A.M. in the offices of BBJ or at such other time and place as shall be mutually agreed to in writing by Purchaser and BBJ. In addition to any other closing conditions referenced herein, it is a condition precedent to the closing of this transaction that (i) Purchaser is current with all reports required to be filed under the Securities Exchange Act of 1934, as amended, (ii) Purchaser effects a one-for-three reverse stock split and a total of 3,465,000 post-split shares are sold back to the treasury of Purchaser at a purchase price of $.0001 per share and subsequently retired to the status of authorized but unissued shares of common Stock resulting in Purchaser having no more than 1,535,000 shares of Common Stock outstanding immediately prior to Closing, and
(iii) Paul Shapansky, Herbert Maxwell, Dennis Rendfish, Robert A. Schneider, Lois Shapiro, Shai Sasson, Sidney Borenstein and Eric Bashford CRT shall be responsible for the stock sale back referenced in (ii) above.

       1.03 Purchase Price. In consideration of the aforesaid securities of BBJ to be exchanged by the Transferors, Purchaser at the Closing shall deliver to Michael J. Gordon, as agent for the Transferors, certificates representing an aggregate of up to 12,410,666 shares of Omega Common Stock, free and clear of any liens, claims, encumbrances or charges whatsoever, registered as provided in the signature pages in Tables I through III below. In this respect, it is understood and agreed as follows: (i) Common Stockholders of BBJ shall receive two shares of Omega Common Stock in exchange for each share of BBJ Common Stock; and (ii) Series A and Series B Preferred Stockholders shall each receive 3.84 shares of Omega Common Stock in exchange for each share of BBJ Preferred Stock, rounded up to the nearest whole number in lieu of issuing any fractional shares of Omega Common stock. In the event that all Transferors named below do not execute this Agreement, a pro rata number of shares of Omega Common Stock will be delivered to the Transferors at Closing. However, it is a condition precedent to the closing of this Transaction that at least 90% of the BBJ Common Stockholders and 100% of the Preferred Stockholders execute this Agreement to become Transferors. Further, in the event that any additional shares of Common Stock are issued by BBJ prior to Closing, whether from the exercise of options or otherwise, it is a condition of this Transaction that such stockholders execute this Agreement to become Transferors

                                     -B-2-
and, in such event, the Purchaser will increase the number of shares of Omega's Common Stock to be issued at Closing by an amount equal to two shares of Omega's Common Stock for each share of BBJ Common Stock.

         1.04 Instruments of Transfer; Further Assurances. In order to consummate the transaction contemplated hereby, the following documents and instruments shall be delivered:

                  (a) Documents from Transferors. At the Closing, Transferors shall deliver to Purchaser the BBJ stock certificates owned by them plus a duly executed stock power or other instrument of transfer for each such security with appropriate signature guarantees.

                  (b) Documents from Purchaser. Pursuant to Article 1.03, Purchaser shall deliver to Michael J. Gordon, as agent for the Transferors, at the Closing, Omega stock certificates to which the Transferors are entitled to be in such denominations as shall be requested by BBJ not less than three (3) business days prior to the date of the Closing.

                  (c) Further Documents. At the Closing, and at all times thereafter as may be necessary (i) Transferors shall execute and deliver to Purchaser such opinion of Counsel as may be reasonably necessary and other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the securities of BBJ owned by them and to comply with the purposes and intent of this Agreement, and (ii) Purchaser shall execute and deliver to Transferors such opinion of Counsel as may be reasonably necessary and other instruments, certificates and documents as shall be reasonably necessary or appropriate to convey to Transferors, the Purchase Price and to comply with the purposes and intent of this Agreement.

                                   ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

Purchaser represents, warrants and covenants that, except as otherwise stated, the following are true and correct as of this date and will be true and correct through the date of the Closing as if made anew on and as of that date:

       2.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada with all requisite power and authority to carry on business, to own properties, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all of the other actions provided for in or contemplated hereby. Purchaser is not presently qualified to transact business in the State of Florida but, prior to Closing, will qualify to do business in the State of Florida and will be in good standing at Closing. Purchaser currently has no active business operations and it is not required to be authorized to do business in any other jurisdiction. Purchaser has no subsidiaries or material assets or properties.

                                     -B-3-

         2.02 Authorization and Validity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by the Board of Directors of the Purchaser (and, to the extent required by applicable law or regulation, by the shareholders; notice to non-consenting shareholders will be given on or immediately after Closing). This Agreement constitutes (or will not later than the Closing constitute) the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms with the exception of applicable bankruptcy and insolvency laws.

         2.03 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby now or at any time in the future (whether with the giving of notice or passage of time or both) will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Purchaser or any agreement, indenture or other instrument or undertaking of any kind or nature under which Purchaser is bound or to which the assets of Purchaser are subject, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of such assets or upon any of the stock of Purchaser, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser. To the best of Purchaser's knowledge, Purchaser has complied (and will through the Closing comply) in all material respects with all applicable laws, regulations and licensing requirements, and has filed (and will through the date of the Closing file) with the proper authorities all necessary statements and reports, tax returns and all other filings of any kind or nature due at any time up through the date of the Closing.

         2.04 Capitalization. The authorized capital stock of the Purchaser consists of 25,000,000 shares of Common Stock, $.001 par value per share, of which amount 15,000,000 shares are currently issued and outstanding, which will be reduced to 1,535,000 shares immediately prior to the Closing through a one-for-three reverse stock split and Paul Shapansky, Herbert Maxwell, Dennis Rendfish, Robert A. Schneider, Lois Shapiro, Shai Sasson, Sidney Borenstein and Eric Bashford CRT selling back to the Purchaser at a price of $.0001 per share a total of 3,465,000 shares of Purchaser's Common Stock. All of Purchaser's issued and outstanding shares have been validly issued and are fully paid and non-assessable. There are and as of the date of the Closing will be, no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of Common Stock or other securities of any kind or nature of the Purchaser; no shareholder of Purchaser or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the issuance of shares of Omega Common Stock to be issued to the Transferors under this Agreement; and there are (and as of the Closing will be) no other commitments requiring the issuance of any additional shares of the capital stock of the Purchaser except as described herein. All of the shares of Common Stock to be issued to the Transferors at the Closing will be duly authorized, fully paid and non-assessable shares and shall not be subject to any lien, claim, charge, encumbrance or shareholder agreement of any kind or nature, right of first refusal or preemptive rights.

                                     -B-4-

         2.05 Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the By-Laws, as amended, of Purchaser that will be delivered to BBJ at or prior to the Closing will be true, correct and complete. The minute book of Purchaser, copies of which will be delivered to BBJ at or prior to the Closing upon request will contain minutes of all meetings of and consents to all actions taken without meetings by the Board of Directors and the shareholders of Purchaser since the formation of Purchaser, all of which will be accurate in all material respects. The books and records, financial and others of Purchaser are in all material respects complete and correct and have been maintained in accordance with good business and accounting principles.

         2.06 Financial Statements/SEC Filings. Purchaser will furnish BBJ a copy of Purchaser's audited financial statements for the fiscal year ended December 31, 1999 contained in its Form 10-KSB for that fiscal year; and will furnish a copy of all reports filed under the Securities Exchange Act of 1934, as amended, for the last three years. The information set forth in these filings are true, correct and complete in all material respects, and the financial statements contained therein fairly presents financial condition of the Purchaser as of those dates, and the results of its operations for those periods referred to in the financial statements, in accordance with generally accepted accounting principles consistently applied. Purchaser did not have, as of the date of each such balance sheet, except as to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. Purchaser is, or will be as of the Closing, current in all SEC, income and franchise tax and other reporting and filing obligations consistent with law and its contractual undertakings (if any).

         2.07 Absence of Certain Changes. Except for a $50,000 loan received from BBJ, since December 31, 1999, Purchaser has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted (as described in the Form 10_KSB for the year ended December 31, 1999); (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) acquired or disposed of any assets or incurred any liabilities or obligations except in the ordinary course of business; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (j) entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person or group, or modified or amended in any respect the terms of any such existing agreement;
(k) entered into any other commitment or transaction or experienced any other event that relates to or affects in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect Purchaser's business, operations, assets, liabilities or financial condition; or
(l) amended its Certificate of Incorporation or By-Laws beyond those provided to BBJ in accordance with Article 2.05 contained herein.

                                     -B-5-

         2.08 Disclosure. No representation or warranty by Purchaser in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide BBJ and the Transferors with complete and accurate information.

         2.09 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby, on the part of Purchaser.

         2.10 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation involving the current or prior property and/or business of Purchaser; there are no known, noticed or threatened current or prior violations or any state of facts involving Purchaser which would constitute such a violation; and this Agreement and the consummation of the transactions contemplated hereby will not give rise to any such violation.

         2.11 Litigation. Purchaser has not had any legal action or administrative proceeding or investigation instituted or, to the best of its knowledge, threatened against it. Purchaser is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Purchaser or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Purchaser knows of no basis for any such action, proceeding or investigation.

         2.12 Tax and Franchise Returns. Purchaser has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax and franchise returns required to be filed by, on behalf of or on account of the operations of Purchaser; all such returns required to be filed prior to the Closing will be so filed; and all taxes, assessments, interest and penalties required to be paid in respect of all periods covered thereby have and will be paid. The federal income tax returns of Purchaser have not been examined by the Internal Revenue Service and the state income tax returns have not been examined by state authorities. Purchaser has not executed or filed with the IRS or any other taxing authority (whether domestic or foreign) any agreement extending the period for assessments or collection of any income or other taxes. Purchaser is not a party to a pending action or proceeding by any domestic or foreign governmental authority for assessment or collection of taxes, nor has any written claim for assessment or collection of taxes been asserted against it. The federal and state income tax and franchise returns of Purchaser included in the Omega Schedules are true and correct. Copies of all federal and state income tax and franchise returns of Purchaser filed for all fiscal periods for the last six years have been supplied to BBJ. Such returns accurately reflect the taxes due for the periods covered thereby.

                                     -B-6-

         2.13 Purchaser Schedules. Purchaser has delivered (or will deliver prior to closing) to BBJ the following separate schedules, which are collectively referred to as the "Omega Schedules," certified by an officer of Omega to be complete and accurate:

                  (a) Schedule "A": a copy of Purchaser's filings for the last five years under the Securities Exchange Act of 1934, as amended;

                  (b) Schedule "B": a copy of Purchaser's Registration Statement and Prospectus pursuant to which Purchaser originally went public;

                  (c) Schedule "C": recent Nevada and Florida good standing certificates;

                  (d) Schedule "D": Copies of Certificate of Incorporation and By-Laws and all amendments thereto;

                  (e) Schedule "E": Copies for the last six years and the most current federal, state and local income tax and/or franchise returns and any applicable extensions relating thereto;

                  (f) Schedule "F": copies of all existing contracts and amendments thereto;

                  (g) Schedule "G": Copies of all insurance plans; and

                  (h) Schedule "H": Copies of all prior payroll returns.

         Purchaser will cause the schedules, instruments, and data delivered to BBJ hereunder to be updated after the date hereof to the Closing.

         2.14 Undisclosed Liabilities. Purchaser has at closing no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities owed to BBJ in the principal amount of $50,000 plus interest.

         2.15 Contracts and Agreements. Purchaser has no contracts or agreements with any party which is not cancelable upon giving not more than thirty (30) days' notice without incurring any liability. Each of the contracts and agreements of Purchaser listed on the Disclosure Schedule is valid and subsisting in full force and effect as of the date hereof. Copies of all agreements and contracts in the Disclosure Schedule have been provided to BBJ to the extent that such contracts and agreements are written.

         2.16 Insurance. The Disclosure Schedule contains a copy of any and all policies of insurance in force with respect to Purchaser. Purchaser carries all required public liability, workmen's compensation and other usual types of insurance of reasonable amounts and Purchaser will deliver to BBJ copies of any such policies and certificates of insurers showing such insurance to be in effect as of the date of this Agreement. Purchaser has not received notice from any existing insurance carrier of its intent to cancel any insurance policy provided in the Disclosure Schedule and

                                     -B-7-
to Purchaser's knowledge, any and all such policies are currently in full force and effect. All premiums due and payable on such policies have been paid and Purchaser is not a co-insurer under any term of any insurance policy.

         2.17 Labor Disputes. Purchaser has no employees, employee benefit plans, Collective Bargaining Agreement, union contract, profit sharing plan, group life insurance, group health insurance and/or fringe benefit plan. The Company is not currently required to file any payroll returns. Copies of all prior payroll returns for the last six years have been supplied to BBJ at Closing in accordance with the Purchaser Disclosure Schedules.

         2.18 Broker's Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         2.19 Interested Transactions. Purchaser is not a party to any contract, instrument, transaction or other arrangement with any officer or director of the Purchaser, or any member of their family, which continues on after the date hereof.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BBJ
                      -------------------------------------

         BBJ represents, warrants and covenants that the following are true and correct as of this date and will be true and correct through the date of the Closing as if made anew on and as of that date and that parties will comply with the provisions of Articles 3.14 and 3.15 after Closing:

         3.01 Organization and Good Standing. BBJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all of the other actions provided for in or contemplated hereby. BBJ is not licensed to transact business outside of the State of Florida and it is not required to do so by the nature and conduct of its business. BBJ has no active subsidiaries.

         3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by BBJ and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by BBJ. This Agreement constitutes or will constitute legal, valid and binding obligations of BBJ, enforceable against BBJ in accordance with its terms. This Agreement will, at the time of the Closing, be authorized by the Board of Directors (and stockholders, if required) of BBJ and will constitute the valid and binding agreement of BBJ, enforceable in accordance with its terms, and neither the execution or delivery of this Agreement nor the consummation by BBJ of the transactions contemplated hereby (i) violates any statute or law or any rule, regulation or order of any court or any governmental authority, or (ii) violates or conflicts with, or constitutes a default under or will constitute a default under, any contract, commitment,

                                     -B-8-
agreement, understanding, arrangement, or restriction of any kind to which BBJ is a party or by which BBJ is bound.

         3.03 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby now or at any time in the future (whether with the giving of notice or passage of time or both) will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of BBJ or any agreement, indenture or other instrument or undertaking of any kind or nature under which BBJ is bound or to which the assets of BBJ are subject, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of such assets or upon any of the stock of BBJ, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over BBJ or the properties or assets of BBJ. BBJ has complied (and will through the Closing comply) in all material respects with all applicable laws, regulations and licensing requirements, and has filed (and will through the date of the Closing file) with the proper authorities all necessary statements and reports, tax returns and all other filings of any kind or nature due at any time up through the date of the Closing. BBJ possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now or heretofore conducted and as this Agreement contemplates it will be conducted after the Closing.

         3.04 Capitalization. As of the date hereof, BBJ had an authorized capitalization of 30,000,000 shares of Common Stock, $.0005 par value, of which 5,683,333 shares are issued and outstanding. BBJ has outstanding options and/or warrants of BBJ to purchase a total of 3,306,343 shares of Common Stock. BBJ also has 5,000,000 shares of Preferred Stock, $2.00 par value, authorized, consisting of 100,000 shares of Series A Preferred Stock outstanding and 171,875 shares of Series B Preferred Stock outstanding. The record and beneficial shareholders of at least 90% of the outstanding BBJ Common Stock, 100,000 shares of Series A Preferred Stock and 171,875 shares of Series B Preferred Stock at the time of the Closing will be the Transferors, which capital stock will be owned free and clear by the Transferors of all liens, claims, encumbrances, equities and proxies. Each outstanding share of capital stock at the time of Closing will be legally and validly issued and fully paid and non-assessable. There will be, at the time of the Closing, no other outstanding securities, obligations, rights, subscriptions, warrants, options or other rights to purchase shares of capital stock of BBJ except for options to purchase 2,806,343 shares of BBJ Common Stock and warrants to purchase 500,000 shares of BBJ Common Stock. After Closing, BBJ intends to utilize its best efforts to exchange BBJ options/warrants for Purchaser's options/warrants on terms to be determined by the Board of Directors of Purchaser. It also intends to complete the private placement referenced in Article 7.02.

         3.05 Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the By-Laws of BBJ that will be delivered to Purchaser at or prior to the Closing will be true, correct and complete. The minute book of BBJ, copies of which will be delivered to Purchaser at or prior to the Closing will contain minutes of all meetings of and consents to all actions taken without meetings by the Board of Directors and the shareholders of BBJ since the formation of BBJ, all of which will be accurate in all material respects. The books and records, financial and others of

                                     -B-9-

BBJ are in all material respects complete and correct and have been maintained in accordance with good business and accounting principles.

         3.06 Financial Statements. The unaudited financial statements of BBJ for the nine months ended September 30, 1999 (the "BBJ Financial Statements") fairly present the financial position of BBJ as of the balance sheet dates included therein and the results of its operations and changes in cash flow for the periods covered. The BBJ Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Each of such balance sheets presents fairly the financial condition of BBJ as of its date. BBJ did not have, as of the date of each of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. Such statements of operations and stockholders' equity present fairly the results of operations and changes in stockholders' equity of BBJ for the periods indicated. Such statements of changes in cash flow present fairly the information which should be presented therein in accordance with generally accepted accounting principles.

         3.07 Absence of Certain Changes. Since December 31, 1999, BBJ has not:
(a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) acquired or disposed of any assets or incurred any liabilities or obligations or borrowed money, issued or sold any debt or equity securities or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (c) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (d) paid any material amount on any indebtedness prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights or claims; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (f) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (g) entered into any other commitment or transaction or experienced any other event that relates to or affects in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect BBJ's business, operations, assets, liabilities or financial condition; or (h) amended its Certificate of Incorporation or By-Laws.

         3.08 Disclosure. No representation or warranty by BBJ in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Purchaser with complete and accurate information.

         3.09 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby, on the part of BBJ.

                                     -B-10-

         3.10 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation involving the property or business of BBJ; there are no known, noticed or threatened violations or any state of facts involving BBJ which would constitute such a violation; and this Agreement and the consummation of the transactions contemplated hereby will not give rise to any such violation.

         3.11 Litigation. BBJ has not had any legal action or administrative proceeding or investigation instituted or threatened against it. BBJ is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to BBJ, or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Such persons know of no basis for any such action, proceeding or investigation.

         3.12 Tax and Franchise Returns. BBJ has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax and franchise returns required to be filed by, on behalf of or on account of the operations of BBJ; all such returns required to be filed prior to the Closing will be so filed; and all taxes, assessments, interest and penalties required to be paid in respect of all periods covered thereby have and will be paid. Such returns accurately reflect the taxes due for the periods covered thereby, except for amounts which, in the aggregate, are immaterial. The federal income tax returns of BBJ have not been examined by the Internal Revenue Service and the state income tax returns have not been examined by the applicable State Department which audits such returns.

         3.13. BBJ Schedules. BBJ has made available (and will upon request deliver prior to closing) to Purchaser the following separate schedules, which are collectively referred to as the "BBJ Schedules," certified by an officer of BBJ to be complete and accurate.

                  (a) Schedule "A": copies of the Certificate of Incorporation and By-Laws of BBJ, including all amendments thereto, now in effect or to be in effect;

                  (b) Schedule "B": copies of all financial statements identified in Article 3.06;

                  (c) Schedule "C": copies of all material contracts , leases, and other instruments to which BBJ is a party or is bound (other than insurance policies).

                  (d) Schedule "D": a list setting forth the name and address of each shareholder of BBJ and for each such shareholder, the number of shares of BBJ capital stock held;

         BBJ shall cause the schedules, instruments, and data delivered to Purchaser hereunder to be updated after the date hereof to the Closing.

         3.14 Information for Purchaser's Report on Form 8-K. BBJ will furnish Purchaser with all information concerning BBJ and its affiliates required for inclusion in the current report on Form 8-K to be filed by Purchaser pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to report the consummation of this Agreement. BBJ represents and warrants to Purchaser that all information so furnished for such report or other public release by Purchaser shall

                                     -B-11-
be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

       3.15 Audited Financial Statements. On or before 75 days from the date hereof, BBJ shall deliver to Purchaser audited financial statements for its most recently completed fiscal year, including the notes thereto, together with the opinion of the independent accountants of BBJ as required under Form 8-K pursuant to the Exchange Act. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and applicable provisions of Regulation S-B promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The balance sheets shall present fairly the financial condition of BBJ as of the dates required and shall contain all liabilities or obligations (absolute or contingent) which should be reflected on a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. Such statement of operations shall present fairly the results of operations for the period(s) indicated. The statements of cash flow and stockholders' equity shall present fairly the information, which should be presented therein in accordance with generally accepted accounting principles.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF TRANSFERORS
                  ---------------------------------------------

       The Transferors represent, warrant and covenant that the following are true and correct as of this date and will be true and correct through the date of the Closing as if made anew on and as of that date and the Transferees will comply with the provisions of Article 4.08 after Closing:

         4.01 Organization and Good Standing. Each corporate Transferor, if any, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite power and authority to carry on the business in which it is and/or has been engaged, to own the properties it owns, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all of the other actions provided for in or contemplated hereby.

         4.02 Authorization and Validity. The execution, delivery and performance of this Agreement by each non-individual Transferor and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by each non-individual transferor. This Agreement constitutes or will constitute legal, valid and binding obligations of the Transferors, enforceable against the Transferors in accordance with its terms. This Agreement will, at the time of the Closing, be authorized by the Board of Directors or governing body of each non-individual Transferor and will constitute the valid and binding agreement of the Transferors, enforceable in accordance with its terms, and neither the execution or delivery of this Agreement nor the consummation by the Transferors of the transactions contemplated hereby (I) violates any statute or law or any rule, regulation or order of any court or any governmental authority, or (ii) violates or conflicts with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the Transferors are a party or by which the Transferors are bound.

                                     -B-12-

         4.03 No Liens or Encumbrances. The record and beneficial shareholders of up to 5,683,333 shares of BBJ Common Stock (subject to adjustment as set forth in Article 1.03 herein), 100,000 shares of Series A Preferred Stock and 171,875 shares of Series B Preferred Stock at the time of the Closing will be the Transferors, which capital stock will be owned free and clear by the Transferors of all liens, claims, encumbrances, equities, proxies and other agreements and the Transferors shall have the unqualified right to transfer the BBJ securities to the Purchaser.

         4.04 Disclosure. No representation or warranty by any Transferor in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Purchaser with complete and accurate information.

         4.05 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby, on the part of the Transferors.

         4.06 Litigation. The Transferors have not had any legal action or administrative proceeding or investigation instituted or threatened against them. The Transferors are not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the BBJ securities owned by them, or (b) in default with respect to any such order, writ, injunction or decree. The Transferors know of no basis for any such action, proceeding or investigation.

         4.07 Transferor Representations. Each of the Transferors will cause a counterpart copy of this Agreement to be signed for purposes of representing and warranting that the shares of BBJ capital stock being sold by him, her or it are owned of record and beneficially by that Transferor, and are being sold free and clear of any lien, claim, charge, encumbrance, equity, proxy of any kind or other agreement.

         4.08 Information for Purchaser's Report on Form 8-K. The Transferors will furnish Purchaser with all information concerning them and their affiliates required for inclusion in the current report on Form 8-K to be filed by Purchaser pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to report the consummation of this Agreement. The Transferors represent and warrant to Purchaser that all information so furnished for such report or other public release by Purchaser shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

         4.09 Approval of Third Parties. To the extent any consent and approvals of third parties are necessary to effect the transactions contemplated in this agreement, the Transferors will obtain the same.

         4.10 Representation Letters. The Transferors confirm their understanding that the Omega Common Stock to be received by them is restricted and may not be freely resold unless the shares

                                     -B-13-
are registered or an exemption from registration is available. Further, the Transferors consent to an appropriate Securities and Exchange Commission restrictive legend to be placed on each certificate of Purchaser to be issued and delivered to them. Such legend shall read substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT THEN REQUIRED UNDER SAID ACT.

                                    ARTICLE V

                          BBJ'S ADDITIONAL UNDERTAKINGS
                          -----------------------------

       Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         5.01 Opinion. Counsel to BBJ shall have delivered to Purchaser its opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Purchaser, to the effect that (a) BBJ is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has duly qualified to do business and is in good standing in the states where the nature of its business makes such qualification necessary,
(b) BBJ has full corporate power and authority to execute and perform this Agreement, (c) this Agreement has been duly authorized by all necessary corporate action on the part of BBJ, and has been duly executed and delivered by BBJ and constitutes the legal, valid and binding obligation of BBJ, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies, (d) to the best of such counsel's knowledge, immediately prior to the Closing, the authorized, issued and outstanding capital stock of BBJ will be as set forth in Article 3.04, (e) neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby by BBJ will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of BBJ or, to the best of such counsel's knowledge, any agreement, indenture or other instrument of which such counsel has knowledge under which BBJ is bound or to which any of the assets of BBJ is subject, or to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any such assets, and (f) to the best of such counsel's knowledge, there are no options, warrants or other securities or rights outstanding which are convertible into or exercisable for any shares of capital stock of BBJ, except as described in Article 3.04.

         5.02 Consents and Approvals. BBJ shall have obtained, and delivered to Purchaser evidence thereof, all consents and approvals (if any) required to be obtained by it in connection with the consummation of the transactions contemplated hereby.

                                     -B-14-

                                   ARTICLE VI

                      ADDITIONAL UNDERTAKINGS OF PURCHASER
                      ------------------------------------

         Except as may be waived in writing by BBJ, the obligations of the Transferors hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions in addition to those provided for in Article
1.02 hereof:

         6.01 Opinion. Counsel to Purchaser shall have delivered to BBJ its opinion, dated the Closing Date, in form and substance reasonably satisfactory to counsel for BBJ to the effect that (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has duly qualified to do business and is in good standing in the State of Florida which is the only state where the nature of its business makes such qualification necessary, (b) Purchaser has full corporate power and authority to execute and perform this Agreement, (c) this Agreement has been duly authorized by all necessary corporate action on the part of Purchaser, and has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or the availability of equitable remedies,
(d) immediately prior to the Closing, the authorized, issued and outstanding capital stock of Purchaser will be as set forth in Article 2.04 after completing the one-for-three reverse stock split and stock sale back to Purchaser referenced therein, (e) neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby by Purchaser will conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under the Articles of Incorporation or By-Laws of Purchaser or, to the best of such counsel's knowledge, any agreement, indenture or other instrument of which such counsel has knowledge under which Purchaser is bound or to which any of the assets of Purchaser is subject, or to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any such assets, (f) to the best of such counsel's knowledge, there are no options, warrants or other securities or rights outstanding which are convertible into or exercisable for any shares of capital stock of Purchaser, and (g) to the best of such counsel's knowledge, the Purchaser is current and has filed all reports required under the securities Exchange Act of 1934, as amended, and to the best of such counsel's knowledge, the Purchaser's Form 10-KSB for its fiscal year ended December 31, 1999 is accurate and complete and does not contain any untrue statement(s) of a material fact or omit to state a material fact necessary to make the statement(s) contained therein not misleading or necessary in order to provide readers of the Form 10-KSB with complete and accurate information.

         6.02 Consents and Approvals. Purchaser shall have obtained, and delivered to BBJ and to Michael J. Gordon as agent for the Transferors evidence thereof, all consents and approvals (if any) required to be obtained by it in connection with the consummation of the transactions contemplated hereby.

         6.03 Filing of SEC Forms. In addition to the previously referenced filings, a Form 8-K shall be filed by Purchaser promptly upon the Closing to reflect these transactions.

                                     -B-15-

         6.04 Board Representation. At or prior to the Closing, the current members of the Board of Directors and executive officers of Purchaser shall resign one by one with each vacancy created thereby to be filled by a person designated by Robert G. Baker or Jerry V. Schinella.

         6.05 Delivery of Corporate Records. At or prior to the Closing, Purchasers shall deliver to Michael J. Gordon, all the corporate and business records of Purchasers, including, but not limited to the Minute Book, book of accounts, all financial statements, all banking records and banking resolutions naming new signatories covering all cash owned by Purchasers.

                                   ARTICLE VII

                   ADDITIONAL UNDERTAKING BY PURCHASER AND BBJ
                   -------------------------------------------

         7.01 Access to Corporate Records. BBJ and the Purchaser agree to allow the other Party's professional representatives and executive officers access to the books and records of the other Party at anytime prior to the Closing, after giving the other party at least three business days prior written notice.

         7.02 Cooperation of Parties. BBJ and the Purchaser will cooperate with each other in the preparation of a $2,000,000 (i.e. 1,000,000 post-split shares at an estimated price of $2.00 per share) Private Placement Memorandum of Purchaser and the Purchaser's Form S-8 Registration Statement and Purchaser's Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission. Executive officers and directors of BBJ will become executive officers and directors of Purchaser immediately after Closing. From the execution of this Agreement until the Closing Date, all proceeds received under the private placement offering will be escrowed and released to Purchaser only after Closing of this Agreement. The Form S-8 Registration Statement will cover an employee benefit plan. After the completion of the above referenced Private Placement Offering, it intends to file the Form SB-2 Registration Statement to register the resale of shares of Purchaser's Common Stock issuable upon exercise of (i) certain options of Purchaser to be granted to GunnAllen Financial, Inc. in exchange for its BBJ options and (ii) certain warrants of Purchaser to be granted to Titan Gulf Partners, Ltd. in exchange for its BBJ warrants, the resale of shares of Purchaser's Common Stock sold in the private placement offering, the Purchaser's Common Stock issuable to the January 3, 2000 private offering Common Stockholders and to the Series A and Series B Preferred Stockholders who are both Transferors under this Agreement and the resale of Purchaser's Common Stock issuable to Transferors Lester Morse, Steven Morse and Adrienne Grody as part of the consideration for Lester Morse P.C. representing the Purchaser after closing in connection with filing of the aforesaid Registration Statements.

                                  ARTICLE VIII

                                OTHER AGREEMENTS
                                ----------------

         8.01 BBJ Loan. BBJ intends (or has loaned) $50,000 to Omega against delivery of a demand Promissory Note payable with interest at the rate of 6% per annum. Omega represents that such monies have been (or will be) utilized for the payment of legal and accounting expenses in

                                     -B-16-
connection with this transaction and the purpose of bringing Omega current under the Securities Exchange Act of 1934, as amended, and retiring all debt, accounts payable and accrued expenses through the Closing Date so that Omega will have no liabilities (other than the $50,000 owed to BBJ) or commitments (whether accrued or not) and will be (other than the $50,000 owed to BBJ) a clean shell as of the Closing Date.

         8.02 Indemnification by Herbert Maxwell and Paul Shapansky. Paul Shapansky and Herbert Maxwell (the "Indemnitors") shall indemnify and hold harmless BBJ and the Purchaser at all times after the date of this Agreement against and in respect of:

                  (a) Undisclosed Liabilities. At closing, the Purchaser shall present a Closing Balance Sheet which is expected to demonstrate that Purchaser shall have no assets or liabilities except $50,000 owed to BBJ as referenced in
Article 8.01. Such indemnification shall pertain to all liabilities of the Purchaser of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Closing Date, to the extent not reflected or reserved against in full in the Purchaser's Closing Balance Sheet, including, without limitation, any tax liabilities to the extent not so reflected or reserved against, accrued in respect of, or measured by the Purchaser's income for any period prior to the Closing Date, or arising out of transactions entered into, or any state of facts existing, prior to the Closing Date;

                  (b) Misrepresentations. Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to BBJ and the Transferors hereunder; and

                  (c) Incidental Expenses. All actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees, and expenses incident to any of the foregoing.

         The Indemnitors shall reimburse BBJ or, at is election, the Purchaser (the "Indemnities"), on demand, for any payment(s) made by the Indemnities at any time after the Closing Date, in respect of any liability, claim and/or individual expenses to which the foregoing indemnity relates under (a) and (c) above. In the event of an undisclosed liability or claim, the Indemnitors shall be given notice in writing by the Purchaser of a prospective claim for indemnification that has or may arise. The Indemnitors shall be given a reasonable period of time not to exceed 30 days to clear up the matter at their sole cost. If the Indemnitors are unsuccessful, then the Indemnities at their sole discretion may settle the matter and charge the Indemnitors with responsibility to promptly reimburse the Indemnities upon receipt of a demand for payment. The Board of Directors of the Indemnities may, at its sole option and discretion, accept cash, property and/or securities (including the return for cancellation of Purchaser's Common Stock at the then fair market value) in settlement of payment sought from the Indemnitors pursuant to the terms of this
Article 8.02.

         8.03 Waiver of Jury Trial. All of the parties hereby waive trial by jury in any action or proceeding of any kind with respect to, in connection with or arising out of this Agreement, any instrument, document or Indemnification Agreement delivered pursuant hereto, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof.

                                     -B-17-

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.01 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         9.02 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by Transferors, BBJ, and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors and assigns. The representations, warranties and other provisions hereof shall survive the Closing.

         9.03 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto.

         9.04 Notice. Any notice or other communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person against receipt. Notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed.

         For purposes of notice, the addresses of the parties shall be:

If to BBJ and the Transferors:              With a copy to:
------------------------------              ---------------
c/o Michael J. Gordon                       Lester Morse P.C.
BBJ Environmental Solutions, Inc.           111 Great Neck Road
6802 Citicorp Boulevard Inc.                Suite 420
Suite 500                                   Great Neck, NY 11021
Tampa, FL  33619

If to Purchaser:                            With a copy to Purchaser's attorney:
----------------                            ------------------------------------
Paul Shapansky                              Del L. Gustafson, Esq.
c/o Health Net                              Hall Estill Hardwick Gable Golden &
3106 Commerce Parkway                       Nelson, P.C.
Miramar, FL  33025                          320 S. Boston Ave., Suite 400
                                            Tulsa, OK 74103
And

Omega Development Incorporated
8726 South Florence Avenue
Tulsa, OK  74137

Any party may change its address or addresses for notice by written notice given to the other parties.

                                     -B-18-

         9.05 Entire Agreement. This Agreement and any exhibits hereto supersede all prior agreements and understandings between the parties relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Article.

         9.06 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' and accounting fees) except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement against a party alleged to be in breach, or (ii) proving that the other parties breached any of the terms of this Agreement in any material respect.

         9.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance hear from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         9.08 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Florida. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction sitting in the State of Florida and County of Hillsborough.

         9.09 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         9.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         9.11 Waiver. No waiver of any term or provision hereof shall be effective unless in writing, signed by the party to be charged.

         9.12 Brokerage and Finder's Fees. Each of the parties hereto represents and warrants to the others that neither such party nor its officers or directors have employed any broker or finder or have made arrangements for the payment of any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement and are not otherwise obligated to pay any such fee or commission, except for warrants already granted to Titan Gulf Partners, Ltd., as described in Article 3.04, for its finder and consulting services in connection with this Transaction and to compensate Titan for certain future financial consulting services to be rendered by it. In the

                                     -B-19-
event that any claim is asserted by any other person claiming a commission or finder's fee with respect to this Agreement or the transactions contemplated hereby arising from any act, representation, or promise of such person or its representatives, such party will indemnify the other parties against and hold them harmless from any cost or expense with respect thereto.

         9.13 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties or their attorneys, provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                   PURCHASER:

                                   OMEGA DEVELOPMENT INCORPORATED


                                   By: /s/ A. Paul Shapansky
                                      ----------------------------------------
                                      A. Paul Shapansky, President


                                   BBJ ENVIRONMENTAL SOLUTIONS, INC.


                                   By: /s/ Jerry V. Schinella
                                      ----------------------------------------
                                      Jerry V. Schinella, President


                                     -B-20-

                                   TRANSFERORS

                                     TABLE I
                                     -------

                                                               Number of Shares of Omega
                                                               Development
                                                               Incorporated
                                                               Common Stock to be issued
                                     Number of Shares          to
                                     of Common Stock           Transferors in
                                     of BBJ                    Exchange for all
                                     Environmental             BBJ Common Stock owned
                                     Solutions, Inc.           by them
                                     owned immediately
Name of Transferor                   prior to closing                                             Signature
Robert G. Baker                       1,927,195                  3,854,390
   Barbara Baker                     Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Jerry V. Schinella                    1,927,195                  3,854,390
   Beth Schinella                    Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Walter Arnett                             9,636                     19,272
  Jean Arnett                        Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Michael J. Gordon Trustee for
Robert P. Gordon Family Trust           192,719                    385,438
------------------------------------ ------------------------- ---------------------------- ---------------------

Michael J. Gordon                       505,619                  1,011,238
------------------------------------ ------------------------- ---------------------------- ---------------------

Donald Daley                             10,000                     20,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Daniel T. Woodward                       18,000                     36,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Dennis DiNardo                            9,636                     19,272
------------------------------------ ------------------------- ---------------------------- ---------------------

Jerry A. Black                           25,000                     50,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Lester Morse                             21,000                     42,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Steven Morse                             21,000                     42,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Adrienne Grody                            1,400                      2,800
------------------------------------ ------------------------- ---------------------------- ---------------------

Michael J. Gordon on behalf of
Kelly Gordon, Minor                      69,134                    138,267
------------------------------------ ------------------------- ---------------------------- ---------------------

Michael J. Gordon on behalf of
Mikaela
Gordon, Minor                            69,133                    138,267
------------------------------------ ------------------------- ---------------------------- ---------------------

                                     -B-21-

Lexus Partners Ltd.                     183,333                    366,666
------------------------------------ ------------------------- ---------------------------- ---------------------

Robert P. Gordon                        333,333                    666,666
   Elizabeth Gordon                  Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Kennan G. Dandar                         24,000                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Joseph K. Keegan                         24,000                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Jane Hollister                           24,000                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Richard E. Olson                         24,000                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

John C. Summer                           24,000                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Joseph F. Morgan                         60,000                    120,000
   Teresa F. Morgan                  Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Peter Futro                              60,000                    120,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Rebecca F. Walters                      120,000                    240,000
------------------------------------ ------------------------- ---------------------------- ---------------------

                      TOTAL           5,683,333                 11,366,666
                                      =========                 ==========
------------------------------------ ------------------------- ---------------------------- ---------------------

                                     -B-22-

                                   TRANSFERORS

                                    TABLE II
                                    --------

                                                               Number of Shares of Common
                                                               Stock of Omega
                                                               Development
                                                               Incorporated
                                     Number of Shares          Common Stock to be issued
                                     of Series A Preferred     to
                                     Stock                     Transferors in
                                     of BBJ                    Exchange for all
                                     Environmental             BBJ Common
                                     Solutions, Inc.           Stock owned
                                     owned immediately          by them
Name of Transferor                   prior to closing                                             Signature
Brian Wyka                               18,750                     72,000
------------------------------------ ------------------------- ---------------------------- ---------------------

John Fabre                               25,000                     96,000
   Diane Fabre                       Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Walter J. Daniels                        12,500                     48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Philip Amuso                              6,250                     24,000
   Jean Amuso                        Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Jack Frankel                              6,250                     24,000
    Florence Frankel                 Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Energy Electric, Inc.                    25,000                     96,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Thomas Fell Jr.
Pension Plan                              6,250                     24,000
------------------------------------ ------------------------- ---------------------------- ---------------------

                  TOTAL                 100,000                    384,000
                                      =========                 ==========
------------------------------------ ------------------------- ---------------------------- ---------------------

                                     -B-23-

                                   TRANSFERORS

                                    TABLE III

                                                               Number of Shares of Common
                                                               Stock of Omega
                                                               Development
                                                               Incorporated
                                     Number of Shares          Common  Stock to be issued
                                     of  Series B Preferred    to
                                     Stock                     Transferors in
                                     of BBJ                    Exchange for all
                                     Environmental             BBJ Common
                                     Solutions, Inc.           Stock owned
                                     owned immediately         by them
Name of Transferor                   prior to closing                                                Signature
Brian Wyka                                 62,500                   240,000
   Pamela Wyka                       Joint Tenant              Joint Tenant
------------------------------------ ------------------------- ---------------------------- ---------------------

Charles R. Sanford                         12,500                    48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Richard K. Means, Jr.                      50,000                   192,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Charles F. Sornberger                      12,500                    48,000
------------------------------------ ------------------------- ---------------------------- ---------------------

Shenandoah Associates LP                   25,000                    96,000
------------------------------------ ------------------------- ---------------------------- ---------------------

George G. Mabrey                            9,375                    36,000
------------------------------------ ------------------------- ---------------------------- ---------------------

                        TOTAL             171,875                   660,000
                                          =======               ===========
------------------------------------ ------------------------- ---------------------------- ---------------------


                                     -B-24-

                                    EXHIBIT C

                             Omega Development, Inc.
                                       and
                        BBJ Environmental Solutions, Inc.

                            Pro Forma Balance Sheets
                                December 31, 1999

                                                                                                                        (Unaudited)
                                                                                                       Pro Forma          Combined
                                                                           Omega           BBJ        Adjustments        Pro Forma
                                                                        -----------    -----------    -----------       -----------
Assets

Current assets:
   Cash                                                                 $      --      $    19,189    $ 2,162,500 (2)   $ 2,181,689
   Accounts receivable                                                         --           25,753           --              25,753
   Inventory                                                                   --           30,942           --              30,942
   Prepaids                                                                    --            3,371           --               3,371
                                                                        -----------    -----------    -----------       -----------

      Total current assets                                                     --           79,255      2,162,500         2,241,755

Furniture and equipment, net                                                   --           88,754           --              88,754
Security deposits                                                              --            4,418           --               4,418
                                                                        -----------    -----------    -----------       -----------

                                                                        $      --      $   172,427    $ 2,162,500       $ 2,334,927
                                                                        ===========    ===========    ===========       ===========



Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
   Accounts payable and accrued expenses                                $    48,323    $   131,165    $      --         $   179,488
   Bank line of credit                                                         --           24,869           --              24,869
   Current portion of bank loan and capital lease obligations                  --           21,127           --              21,127
   Advances from stockholders                                                  --           35,000           --              35,000
                                                                        -----------    -----------    -----------       -----------

      Total current liabilities                                              48,323        212,161           --             260,484

Capital lease obligations, less current portion                                --           36,925           --              36,925
Convertible debenture                                                          --          230,000           --             230,000
                                                                        -----------    -----------    -----------       -----------

      Total liabilities                                                      48,323        479,086           --             527,409
                                                                        -----------    -----------    -----------       -----------

Stockholders' equity (deficit):
   Convertible preferred stock                                                 --          543,750       (543,750) (3)         --
   Common stock                                                              15,000          2,662         (2,716) (4)       14,946
   Additional paid-in capital                                             4,645,653        556,735      2,708,966  (4)    7,911,354
   Accumulated deficit                                                   (4,708,976)    (1,409,806)          --          (6,118,782)
                                                                        -----------    -----------    -----------       -----------

      Net stockholders' equity (deficit)                                    (48,323)      (306,659)     2,162,500         1,807,518
                                                                        -----------    -----------    -----------       -----------

                                                                        $      --      $   172,427    $ 2,162,500       $ 2,334,927
                                                                        ===========    ===========    ===========       ===========

See accompanying notes to pro forma financial statements.

                             Omega Development, Inc.
                                       and
                        BBJ Environmental Solutions, Inc.

                        Pro Forma Statement of Operations
                        For Year Ended December 31, 1999

                                                                                                                        (Unaudited)
                                                                                                        Pro Forma        Combined
                                                                   Omega                  BBJ          Adjustments       Pro Forma
                                                                   -----                  ---          -----------       ---------
Sales, net                                                     $       --            $    253,975          $--         $    253,975

Cost of sales                                                          --                  69,196           --               69,196
                                                               ------------          ------------          ---         ------------

Gross margin                                                           --                 184,779           --              184,779
                                                               ------------          ------------          ---         ------------

Operating expenses:
   Sales and marketing                                                 --                 353,465           --              353,465
   General and administrative                                        21,409               427,613           --              449,022
   Research and development                                            --                  84,537           --               84,537
                                                               ------------          ------------          ---         ------------

      Total operating expenses                                       21,409               865,615           --              887,024
                                                               ------------          ------------          ---         ------------

Net loss                                                       $    (21,409)         $   (680,836)         $--         $   (702,245)
                                                               ============          ============          ===         ============

Basic and diluted loss per share                                                                                       $      (0.05)
                                                                                                                       ============

Pro forma common shares outstanding                                                                                      14,945,666
                                                                                                                       ============


See accompanying notes to pro forma financial statements.

                             Omega Development, Inc.
                                       and
                        BBJ Environmental Solutions, Inc.

                     Notes to Pro Forma Financial Statements
                                December 31, 1999

1. Basis of Presentation. The accompanying unaudited pro forma financial statements are presented to reflect the consummation of the Agreement and Plan of Reorganization dated January 31, 2000 ("Reorganization"), between Omega Development, Inc. ("Omega" or the "Company"), BBJ Environmental Solutions, Inc. ("BBJ") and certain shareholders of BBJ as described in the accompanying Information Statement. The unaudited pro forma balance sheet as of December 31, 1999, presents the financial position of the Company as if the Reorganization had occurred and the Private Placement (assuming the sale of 1,000,000 shares of Omega common stock, as described in the accompanying Information Statement) had been closed on that date, under the purchase method of accounting, utilizing the audited balance sheets as of December 31, 1999, of Omega and BBJ. The unaudited pro forma statement of operations, including basic and diluted earnings per share, is presented as if the Reorganization occurred at the beginning of the period presented. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the Reorganization occurred on the dates presented or of results which may occur in the future. The unaudited pro forma financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of Omega and BBJ appearing elsewhere in the accompanying Information Statement.

2. The Company is conducting a Private Placement of 1 million shares of Common Stock at a price of $2.00 per share. The net proceeds available to the Company from the sale of 1 million shares of Common Stock, assuming payment of a 10% commission to any selling agent, is $1,800,000. There is no minimum number of shares that must be sold and the closing of the Reorganization is not contingent upon closing the Private Placement. The closing of the Private Placement, however, is conditioned upon the closing of the purchase of BBJ. Additionally, BBJ issued 360,000 shares of its common stock in January 2000 for $362,500 in net proceeds.

3. Preferred stock shareholders of BBJ will be issued 3.84 shares of Common Stock for each share of BBJ preferred stock.

4. A total of 14,945,666 shares of Common Stock, par value $0.001, ("Common Stock") will be outstanding upon 1) a pre-Reorganization reverse split of Common Stock on a one-for-three basis, 2) the sale by certain Omega shareholders of 3,465,000 post-split shares of Common Stock to the Company at a price of $.0001 per share, 3) the issuance of two shares of Common Stock for each share of BBJ common stock, 4) the issuance of 3.84 shares of Common Stock for each share of BBJ preferred stock, and 5) the issuance of 1 million shares of Common Stock under the Private Placement.


                                      -C-1-

                                    EXHIBIT D

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                              Financial Statements
                           December 31, 1999 and 1998
                       (including cumulative amounts since
                          inception on August 25, 1993)
                   (With Independent Auditors' Report Thereon)


                                     -D-1-

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of BBJ Environmental Solutions, Inc.

We have audited the accompanying balance sheets of BBJ Environmental Solutions, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and for the period from August 25, 1993 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBJ Environmental Solutions, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from August 25, 1993 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that BBJ Environmental Solutions, Inc. will continue as a going concern. The Company's recurring losses from operations and its net working capital deficiency during its development stage raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

February 4, 2000


                                     -D-2-


                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998
                                     ASSETS

                                                                                                    1999                      1998
                                                                                               ----------                  --------
Current assets:
  Cash                                                                                          $    19,189                     711
  Accounts receivable                                                                                25,753                  18,547
  Inventory                                                                                          30,942                  31,012
  Prepaids                                                                                            3,371                   3,371
                                                                                                -----------             -----------

                    Total current assets                                                             79,255                  53,641

Property and equipment, net                                                                          88,754                 125,644
Security deposits                                                                                     4,418                   4,418
                                                                                                -----------             -----------

                                                                                                $   172,427                 183,703
                                                                                                ===========             ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities:
  Accounts payable and accrued expenses                                                         $   131,165                 122,567
  Bank line of credit                                                                                24,869                  25,000
  Current portion of bank loan and capital lease
    obligations                                                                                      21,127                  23,052
  Advances from stockholders                                                                         35,000                    --
                                                                                                -----------             -----------

                   Total current liabilities                                                        212,161                 170,619

Bank loan, less current portion                                                                        --                     2,567
Capital lease obligations, less current portion                                                      36,925                  55,485
Convertible debentures                                                                              230,000                 100,000
Advances from stockholders                                                                             --                    30,200
                                                                                                -----------             -----------

                   Total liabilities                                                                479,086                 358,871
                                                                                                -----------             -----------

Stockholders' deficit:
  Convertible preferred stock, $2.00 par value, 5,000,000
    shares authorized, 271,875 shares issued and outstanding                                        543,750                    --
  Common stock, $.0005 par value, 30,000,000  shares
    authorized, 5,323,333 and 4,950,000 shares issued
    and outstanding, respectively                                                                     2,662                   2,475
  Additional paid-in capital                                                                        556,735                 551,327
  Accumulated deficit during development stage                                                   (1,409,806)               (728,970)
                                                                                                -----------             -----------

                   Net stockholders' deficit                                                       (306,659)               (175,168)
                                                                                                -----------             -----------

                                                                                                                        $   172,427
                                                                                                                        ===========

                                                                                                    183,703
                                                                                                ===========

See accompanying notes to financial statements

                                     -D-3-



                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                            Statements of Operations

                     Years Ended December 31, 1999 and 1998
                      and Cumulative Amounts from Inception

                                                                                            Cumulative Amounts
                                                                                            from inception to
                                                            1999          1998              December 31, 1999
                                                         ----------    -----------        -------------------

Sales, net                                               $  253,975         285,809              1,408,863

Cost of sales                                                69,196          87,536                266,127
                                                           --------        --------             ----------

                  Gross margin                              184,779         198,273              1,142,736
                                                            -------         -------              ---------

Operating expense:
  Sales and marketing                                       353,465         225,224                978,505
  General and administrative                                427,613         383,917              1,399,868
  Research and development                                   84,537          47,846                174,169
                                                          ---------       ---------            -----------

                  Total operating expenses                  865,615         656,987              2,552,542
                                                           --------        --------             ----------

                  Net loss                                $ (680,836)      (458,714)            (1,409,806)
                                                            ========       ========             ==========



See accompanying notes to financial statements.


                                     -D-4-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                       Statements of Stockholders' Deficit

          Period from August 25, 1993 (inception) to December 31, 1999

                                            Convertible                                        Additional
                                          Preferred Stock             Common Stock               Paid-in
                                          Shares   Amount        Shares         Amount           Capital
                                          ------   ------        ------        ---------       ----------
Issuance of common stock for cash           -       $  -        4,657,389      $    2,329          12,171

Net loss                                    -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1993               -          -        4,657,389           2,329          12,171

Acquisition and retirement of common
 stock                                      -          -         (802,999)           (402)         (2,098)

Net income                                  -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1994               -          -        3,854,390           1,927          10,073

Net loss                                    -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1995               -          -        3,854,390           1,927          10,073

Net loss                                    -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1996               -          -        3,854,390           1,927          10,073

Issuance of common stock for cash
 and notes                                  -          -          587,794             294         310,956

Compensation related to grant of
 stock options                              -          -              -               -            15,800

Net loss                                    -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1997               -          -        4,442,184           2,221         336,829

Issuance of common stock for cash           -          -          507,816             254         194,746

Collection of subscription receivable       -          -              -               -               -

Compensation related to grant of
 stock options                              -          -              -               -            19,752

Net loss                                    -          -              -               -               -
                                          -----     ----       ----------      ----------      ----------

Balances at December 31, 1998               -          -        4,950,000           2,475         551,327

[RESTUBBED TABLE]

                                                      Accumulated
                                                     Deficit During           Stock              Net
                                                      Development         Subscriptions     Stockholders'
                                                         Stage             Receivable          Deficit
                                                       --------            -----------        ----------
Issuance of common stock for cash                           -                     -              14,500

Net loss                                                 (5,124)                  -              (5,124)
                                                     ----------            ----------        ----------

Balances at December 31, 1993                            (5,124)                  -               9,376

Acquisition and retirement of common
 stock                                                      -                     -              (2,500)

Net income                                               33,669                   -              33,669
                                                     ----------            ----------        ----------

Balances at December 31, 1994                            28,545                   -              40,545

Net loss                                                   (721)                  -                (721)
                                                     ----------            ----------        ----------

Balances at December 31, 1995                            27,824                   -              39,824

Net loss                                                (39,561)                  -             (39,561)
                                                     ----------            ----------        ----------

Balances at December 31, 1996                           (11,737)                  -                 263

Issuance of common stock for cash
 and notes                                                  -                (106,250)          205,000

Compensation related to grant of
 stock options                                              -                     -              15,800

Net loss                                               (258,519)                  -            (258,519)
                                                     ----------            ----------        ----------

Balances at December 31, 1997                          (270,256)             (106,250)          (37,456)

Issuance of common stock for cash                           -                     -             195,000

Collection of subscription receivable                       -                 106,250           106,250

Compensation related to grant of
 stock options                                              -                     -              19,752

Net loss                                               (458,714)                  -            (458,714)
                                                     ----------            ----------        ----------

Balances at December 31, 1998                          (728,970)                  -            (175,168)


                                                                     (continued)

                                     -D-5-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                 Statements of Stockholders' Deficit - Continued


                                          Convertible                                    Additional
                                       Preferred Stock               Common Stock         Paid-in
                                      Shares        Amount        Shares       Amount     Capital
                                      ------        ------       ------     --------     -----------

Issuance of convertible preferred
  stock for cash                        271,875   $  543,750          -            -        (72,187)

Issuance of common stock for
  services                                  -            -         40,000           20       13,314

Conversion of convertible
  debenture                                 -            -        333,333          167       99,833

Cancellation of unexercised
  options                                   -            -            -            -        (35,552)

Net loss                                    -            -            -            -            -
                                     ----------   ----------   ----------   ----------   ----------

Balances at December 31, 1999           271,875   $  543,750    5,323,333        2,662      556,735
                                     ==========   ==========   ==========   ==========   ==========


[RESTUBBED TABLE]

                                              Accumulated
                                             Deficit During       Stock            Net
                                               Development     ubscriptions    Stockholders'
                                                  Stage         Receivable       Deficit
                                              ------------      -----------      -------

Issuance of convertible preferred
  stock for cash                                      -              -           471,563

Issuance of common stock for
  services                                            -              -            13,334

Conversion of convertible
  debenture                                           -              -           100,000

Cancellation of unexercised
  options                                             -              -           (35,552)

Net loss                                         (680,836)           -          (680,836)
                                               ----------          -----       ---------

Balances at December 31, 1999                  (1,409,806)           -          (306,659)
                                               ==========         ======       =========



See accompanying notes to financial statements.


                                     -D-6-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

  Years Ended December 31, 1999 and 1998 and Cumulative Amounts from Inception


                                                                                                                 Cumulative Amounts
                                                                                                                 from inception to
                                                                                  1999                 1998      December 31, 1999
                                                                             ----------            -----------  -------------------

Cash flows from operating activities:
  Net loss                                                                     $ (680,836)            (458,714)          (1,409,806)
  Adjustment to reconcile net loss to net
    cash used in operating activities:
      Depreciation, net of gain on sale                                            35,701               35,089              106,123
     Compensation due to grant of stock
        options                                                                   (35,552)              19,752                  -
     Changes in current assets and liabilities:
       Accounts receivable                                                         (7,206)              (4,385)             (25,753)
       Inventory                                                                       70               (4,224)             (30,942)
       Prepaids                                                                       -                 (3,371)              (3,371)
       Accounts payable and accrued expenses                                       94,432               57,669              216,999
                                                                               ----------           ----------           ----------

              Net cash used in operating
                 activities                                                      (593,391)            (358,184)          (1,146,750)
                                                                               ----------           ----------           ----------

Cash flows from investing activities:
  Purchase of property and equipment, net of
    proceeds from sale                                                              1,189              (56,299)            (105,266)
  Security deposits                                                                   -                    -                 (4,418)
                                                                               ----------           ----------           ----------

              Net cash provided by (used in)
                 investing activities                                               1,189              (56,299)            (109,684)
                                                                               ----------           ----------           ----------


Cash flows from financing activities:
  Proceeds from bank loans                                                            -                  2,000               56,517
  Principal payments on bank notes and
    capital leases                                                                (23,183)             (20,025)             (63,207)
  Proceeds from convertible debenture                                              34,500              100,000              334,500
  Proceeds from cash advances from
    stockholders                                                                  197,300               30,200              227,500
  Repayment of cash advances from
    stockholder                                                                   (69,500)                 -                (69,500)
  Net proceeds from issuance of preferred and
    common stock                                                                  471,563              301,250              789,813
                                                                               ----------           ----------           ----------

              Net cash provided by financing
                 activities                                                       610,680              413,425            1,275,623
                                                                               ----------           ----------           ----------


                                                                                                        (continued)

                                     -D-7-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                      Statements of Cash Flows - Continued

                                                                                                                 Cumulative Amounts
                                                                                                                  from inception to
                                                                                         1999             1998    December 31, 1999
                                                                                     ----------       ----------- -----------------

Net increase (decrease) in cash                                                        $ 18,478            (1,058)            19,189

Cash, beginning of period                                                                   711             1,769                -
                                                                                       --------          --------           --------

Cash, end of period                                                                    $ 19,189               711             19,189
                                                                                       ========          ========           ========

Supplemental disclosures of cash flow information:

    Interest paid                                                                      $ 14,872            17,656             45,986

Supplemental disclosures of non-cash financing activities:
    Conversion of convertible debentures
      into 385,439 shares of common stock                                            $      -                 -              200,000
    Purchase of property and equipment
      financed by capital lease obligations                                                 -                 -               89,611
    Conversion of convertible debentures
       into 333,333 shares of common stock                                              100,000               -              100,000
    Issuance of 40,000 shares of common
       stock for legal services                                                          13,334               -               13,334
    Conversion of cash advances from
       stockholders to convertible debenture                                            123,000               -              123,000
    Conversion of accrued interest and
       consulting services to convertible debt                                           72,500               -               72,500






See accompanying notes to financial statements.


                                     -D-8-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(1)    Organization and Business

       BBJ Environmental Solutions, Inc. (the "Company"), formerly known as BBJ Chemical Compounds, Inc., conducts research on the causes of and develops solutions to biologically related indoor air quality problems. It develops, manufactures, and markets products and devices that control contamination and air pollution in heating, air-conditioning and refrigeration systems of homes, offices, health care facilities, food processing plants, schools, and public buildings. The Company was founded upon the premise that these issues can be addressed by the development of products that not only are effective against indoor air quality contaminants, but also do not have dangerous side effects to users, building occupants, equipment, or the environment.

       The Company's activities to date have been related to market positioning of its products, registering certain products with the appropriate federal and state regulatory agencies, forming distribution networks for its products, and obtaining financing for operations and marketing.

 (2)   Summary of Significant Accounting Policies

       (a)    Development Stage

              The Company has not had significant revenues since inception and is therefore in the development stage. The excess costs incurred over revenues generated to date are disclosed as accumulated deficit during development stage.

       (b)    Inventory

              Inventory, consisting primarily of raw materials and finished goods, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

                                                                  (continued)


                                     -D-9-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(2)    Summary of Significant Accounting Policies - Continued

       (c)    Property and Equipment

              Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives ranging from three to seven years. Equipment under capital leases and leasehold improvements are amortized by the straight-line method over the terms of the related leases.

       (d)    Income Taxes

              From inception through July 20, 1998, the Company elected to be treated as a Subchapter S corporation for federal and state income tax purposes. Profits and losses of the Company were, therefore, included on the tax returns of the individual stockholders of the Company. No provision for income taxes was provided for financial statement purposes. Effective July 21, 1998, the Company terminated its S corporation election for federal and state income tax purposes.

              As of July 21, 1998, the Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect of a change in tax rates on deferred tax assets or liabilities is recognized in income in the period that included the enactment.

              Under SFAS No. 109, deferred taxes shall be recognized for temporary differences at the date the Company became a taxable entity. There were no significant net temporary differences at July 21, 1998. Accordingly, the financial statements contain no provision as of July 21, 1998.




                                                             (continued)

                                     -D-10-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(2)    Summary of Significant Accounting Policies - Continued

       (e)    Research and Development Expenses

              Research and development costs are expensed as incurred.

       (f)    Estimates

              In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (g)   Concentration of Credit Risk

             Cash balances are maintained in financial institutions. Occasionally, deposits exceed amounts insured by the Federal Deposit Insurance Corporation.

             The Company's customers are located primarily in the United States. Approximately 50% of the Company's sales are generated from three customers.

       (h)   Reclassification

             Certain amounts in the 1998 and cumulative financial statements have been reclassified to conform to their 1999 presentation. Such reclassifications had no effect on reported net loss.

                                                                  (continued)


                                     -D-11-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(3)    Property and Equipment

       Property and equipment consists of the following as of December 31, 1999 and 1998, respectively:

                                                                         1999            1998
                                                                      --------        ---------
           Furniture and fixtures                                  $   32,945        $   32,945
           Office equipment                                            39,634            44,443
           Manufacturing equipment                                     94,891            94,541
           Leasehold improvements                                      17,272            17,272
                                                                     --------          --------
                                                                      184,742           189,201
           Less accumulated depreciation
             and amortization                                         (95,988)          (63,557)
                                                                     --------          --------

                                                                  $    88,754           125,644
                                                                    =========           =======

(4)    Line of Credit

       The Company has a revolving line of credit with a financial institution, secured by the assets of the Company, which provides for borrowings of up to $25,000 and is due on demand. The line of credit is guaranteed by some of the stockholders of the Company. Interest on the line is charged at 2.5% over the current index rate (11% at December 31, 1999). As of December 31, 1999, the total outstanding amount of this agreement is $24,869.

(5)    Indebtedness

       (a)    Note Payable

              The Company has a note payable to a financial institution, secured by the assets of the Company. The note bears interest at 11%, is due on April 25, 2000 and had outstanding balances as of December 31, 1999 and 1998 of $2,567 and $9,718, respectively. This note is also guaranteed by some of the stockholders of the Company.

       (b)    Advances from Stockholders

              Advances from stockholders represent amounts due to the Company's stockholders. The 1998 advances were converted into the convertible debenture described in Note 7. The 1999 advances bear interest at 10%.

                                                                (continued)


                                     -D-12-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(6)    Capital Leases

       The Company is obligated under various lease agreements for certain equipment. These leases are noncancellable and require monthly payments through September 2002. The cost of equipment under these capital leases at December 31, 1999 and 1998 is $89,611 with accumulated amortization of $42,594 and $24,672, respectively.

       Future minimum lease payments under capital leases as of December 31, 1999 are as follows:

                           Year Ending
                           December 31:
                           ------------

                              2000                                    $ 25,900
                              2001                                      25,900
                              2002                                      16,112
                                                                      --------
                                                                        67,912

           Amount representing interest                                (12,427)
                                                                       -------

          Present value of future payments                              55,485

          Current installments of capital lease obligations             18,560
                                                                       -------

          Capital lease obligations, less current installments        $ 36,925
                                                                        ======













                                                                 (continued)



                                     -D-13-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(7)    Convertible Debentures

       During 1998, the Company entered into a convertible debenture agreement in the amount of $100,000, which was advanced to the Company in two equal payments of $50,000 each, bearing an interest rate of 8%. In 1999, the lender elected to convert the debenture and its related accrued interest into 333,333 shares of Company common stock.

       In December 1999, the Company entered into a convertible debenture agreement with a Director of the Company in the amount of $230,000. The proceeds of the debenture were previously advanced to the Company in the form of cash advances in the aggregate amount of $167,500, $10,000 of accrued interest, and $62,500 for previous services rendered. The debenture bears interest at 10% per annum with principal and interest due in January 2001.

       This debenture can be converted at $1.25 per share into 184,000 shares of common stock, adjusted for the effects of any stock dividends or split or like transactions that effect the capital structure of the Company, prior to its maturity date.

(8)    Commitments and Contingencies

       (a)    Leases

              In November 1997, the Company entered into an operating lease to expand the size of it operating facility from 1,782 square feet to 6,964 square feet for the five-year period from January 1, 1998 through December 31, 2002. Total rent expense for the years ended December 31, 1999 and December 31, 1998 was approximately $65,000 and $58,000, respectively.

              Future minimum lease payments under this operating lease are approximately as follows:

                                   2000    $ 49,000
                                   2001      51,000
                                   2002      53,000
                                             ======
        (b)      Potential Legal Claims

                 The Company recognizes that claims may arise during the normal course of business, however, currently the Company's management and legal counsel are unaware of any pending, threatened or unasserted claims made against the Company.

                                                              (continued)



                                     -D-14-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(9)     Income Taxes

        The Company had no income tax expense in 1999 and 1998 due to its operating losses. The Company has net operating loss carryforwards of approximately $800,000 for tax reporting purposes at December 31, 1999. Such loss carryforwards, subject to certain limitations, expire through 2014. To the extent that the Company has taxable net income, the loss carryforwards will be used to offset the taxable income.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                                                               1999                 1998
                                                                                               -------           --------
               Deferred tax assets:
                 Net operating loss carryforwards                                            $ 310,000               61,000
                 Accrued compensation                                                           11,000               20,000
                 Other                                                                               -                3,000
                                                                                              --------               ------

                     Total deferred tax assets                                                 321,000               84,000

                 Valuation allowance for deferred tax assets                                  (321,000)             (84,000)
                                                                                              --------              -------

                     Net deferred tax assets                                                 $       -                    -
                                                                                            ============         ==========

(10)    Stockholders' Equity

       (a)    Preferred Stock

              In 1999, the Company completed a private placement of 100,000 shares of Series A 10% convertible preferred stock at an aggregate price of $200,000 and another private placement of 171,875 shares of Series B 10% convertible preferred stock at an aggregate price of $343,750. Of the total proceeds of $515,625, $72,187 was used to pay brokerage fees and various expenses related to the offerings.

                                                                   (continued)



                                     -D-15-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(10)   Stockholders' Equity - Continued

       (a)    Preferred Stock - Continued

                The holders of the convertible preferred stock have the right to convert such shares into shares of the Company's common stock at any time at a conversion price equal to 1.6 shares of common stock for each share of preferred stock, subject to certain mandatory conversion provisions. As of December 31, 1999, no shares of preferred stock have been converted into common stock.

                Dividends on the Series A and B convertible preferred stock are cumulative from the date of issue. Dividends were not declared in 1999, therefore these dividends are in arrears. The aggregate amount of arrearages in cumulative preferred dividends as of December 31, 1999 is approximately $30,000.

       (b)    Common Stock

              In September 1997, the Company increased the authorized number of shares of common stock from 1.5 million to 30 million shares. Further, the Company's common stock was modified so that each share has a par value of $.0005 per share. Concurrently, the Board of Directors approved a 20 for 1 stock split effective September 30, 1997. Additionally, the Board of Directors approved a 1.927195 for 1 stock split effective July 17, 1998. The accompanying financial statements have been retroactively adjusted to reflect these transactions.

              On December 31, 1997, the holders of two convertible debentures totaling $200,000 elected to convert their notes, their related accrued interest, with an additional investment of $100,000 into 578,158 shares of the Company's common stock.

              On June 30, 1998, the Company issued 48,180 shares of its common stock to a director of the Company and 9,636 shares of its common stock to an independent investor for $50,000 and $10,000, respectively.

                                                                  (continued)



                                     -D-16-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
\                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(10)    Stockholders' Equity - Continued

       (b)    Common Stock - Continued

                On July 30, 1998 and November 1, 1998, the same director of the Company invested $50,000 and $30,000 in the Company to acquire 166,667 and 100,000 shares, respectively, of the Company's common stock. Portions of these shares were transferred to a former Company director and legal counsel of the Company.

                On November 29, 1998, a partnership entity invested $55,000 in the Company to acquire 183,333 shares of the Company's common stock.

                Additionally, on January 4, 1999, the Company's securities counsel agreed to accept 40,000 shares of Company common stock in lieu of cash payment for $13,334 in legal fees.

                On March 2, 1999, the holder of a convertible debenture in the amount of $100,000 elected to convert it and its related accrued interest into 333,333 shares of Company common stock.

        (c)     Stock Options

                The Board of Directors of the Company has adopted an Employee Benefit and Consulting Services Compensation Plan. Under the terms of the Plan, 5,000,000 shares of authorized but unissued shares of common stock of the Company are reserved for issuance. The Plan provides for the grant of incentive, as well as compensatory, stock options to officers, employees, and key consultants at an option price to be determined by the Board of Directors of the Company. Options granted under the Plan are exercisable for a term no longer than five years and are not transferable.

                                                             (continued)


                                     -D-17-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(10)   Stockholders' Equity - Continued

(c)    Stock Options - Continued

       In 1997, the Company extended one of its executives a compensatory stock option to purchase up to 192,720 shares of Company common stock at a price of $0.00649 per share that vested over a five-year employment period. For the years ended December 31, 1998 and 1997, the Company recorded compensation expense of $19,752 and $15,800, respectively, for the difference between the deemed fair value of shares at the time the options were granted and the exercise price related to this stock option plan. Upon termination of employment, the Company provided the executive six months of severance pay in exchange for canceling all options held by the executive to purchase common stock of the Company. Options canceled included 192,720 at $0.00649 per share, 40,000 at $1.00 per share, and 69,379 at $1.17 per share. Severance pay expense is fully accrued as of December 31, 1999.

       The Company measures compensation expense under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and no compensation expense has been reported for its fixed stock option plans, except as discussed above for 1997 and 1998 that was subsequently reversed in 1999 when the options were canceled. Had compensation expense for the Company's stock option plans been determined using the fair value method under Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the impact on net loss would have been immaterial.

                                                            (continued)



                                     -D-18-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(10)   Stockholders' Equity - Continued

       (c)    Stock Options - Continued

              Changes in stock options are as follows:


                                                           1999                              1998
                                           --------------------------------- -----------------------------------
                                                               Weighted                           Weighted
                                                               Average                            Average
                                                               Exercise                           Exercise
                                              Shares             Price            Shares           Price
                                           ---------------- ---------------- ----------------  -----------------
Beginning balance                              931,843        $    0.90         444,220          $    0.66
Granted                                      1,512,500             1.15         487,623               1.11
Exercised
                                                      -               -               -                  -
Canceled                                      (302,099)            0.40               -                  -
                                           ---------------- ---------------- ----------------  -----------------

Ending balance                               2,142,244        $    1.15         931,843          $    0.90
                                           ================ ================ ================  =================


Exercisable                                  1,032,872        $    1.04         623,189          $    1.00
                                           ================ ================ ================  =================

Weighted average fair value of
   options granted during the year                            $    1.15                          $    1.11
                                                             ================                   =================




                                     -D-19-

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                                                 Weighted
                                                                 Average
                                        Number                   Remaining                    Number
     Exercise                           Outstanding              Contractual                  Exercisable
     Price                              12/31/99                 Life in Years                12/31/99
     ----------------------     -----------------------     --------------------    ----------------------
   $  1.25                              1,212,500                5.0                          172,500
      1.17                                509,744                3.0                          440,372
      1.00                                120,000                1.6                          120,000
      0.75                                300,000                4.0                          300,000
     -------------------------   -----------------------    -------------------     ----------------------

     $0.75 - $1.25                      2,142,244                4.2                        1,032,872
     ==========================   =======================   ======================    =====================

                                                                  (continued)


                                     -D-20-

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(11)    Going Concern

        As shown in the accompanying financial statements, the Company has incurred recurring losses from operations during its development stage resulting in negative cash flow from operating activities and net working capital deficiencies. These factors raise doubt about the Company's ability to continue as a going concern. Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include establishing a market for its products, the sale of additional equity securities under appropriate market conditions and a plan of reorganization.

        On January 31, 2000, the Company entered into an Agreement and Plan of Reorganization ("Reorganization") with Omega Development, Inc. ("Omega"). Under the terms of the agreement, Omega has agreed to acquire up to 100% of the capital stock of the Company for an estimated 12,410,666 shares of Omega's common stock subject to certain closing conditions which include, without limitation, the following: (i) a reverse stock split by Omega of one-for-three followed by a stock repurchase of 3,465,000 shares by Omega for nominal consideration from certain stockholders of Omega; (ii) due diligence of Omega verifying that it has no assets or liabilities (except for $50,000 loaned to Omega by the Company in connection with this transaction); and (iii) Omega being current with all reports required to be filed under the Exchange Act of 1934, as amended. At the completion of the Reorganization, the Company will become a wholly owned subsidiary of Omega and Omega will continue to operate through its newly acquired subsidiary.

        On the closing date of the Reorganization, the officers and directors of Omega will resign and designees of the Company will be appointed to the vacated positions. At this time, management will also file an amendment to change Omega's name to BBJ Environmental Technologies, Inc. Each common stockholder of the Company will receive two shares of Omega common stock in exchange for each share of Company common stock and each Series A and Series B preferred stockholder will receive 3.84 shares of Omega common stock in exchange for each share of Company preferred stock.

        In addition to raising $375,000 by issuing 360,000 shares of Company common stock in January 2000, the Company and Omega will jointly pursue issuing 1 million shares of Omega common stock through a private placement memorandum in the amount of $2 million during the first half of 2000. On the closing date of the Reorganization, all proceeds received under the private placement offering will be released from escrow to the Company.

                                     -D-21-